EXHIBIT 4.19

COLLATERAL TRUST AGREEMENT
dated as of July 24, 2012
among
HARLAND CLARKE HOLDINGS CORP.,
the Guarantors from time to time party hereto,
CREDIT SUISSE (AG), CAYMAN ISLANDS BRANCH,
as Credit Agreement Collateral Agent,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee under the Indenture
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Trustee

1

TABLE OF CONTENTS
Page

Article 1. DEFINITIONS; PRINCIPLES OF CONSTRUCTION	2

Section 1.1	Defined Terms 2

Section 1.2	Rules of Interpretation 17

Article 2. THE TRUST ESTATES	18

Section 2.1	Declaration of Senior Trust 18

Section 2.2	Declaration of Junior Trust 19

Section 2.3	Priority of Liens 20

Section 2.4	Restrictions on Enforcement of Junior Liens; Prohibition on Contesting Liens 20

Section 2.5	Waiver of Right of Marshaling 22

Section 2.6	Discretion in Enforcement of Parity Liens 23

Section 2.7	No Impairment of Subordination of Junior Liens Resulting from Amendments to Parity Lien Documents 23

Section 2.8	Insolvency or Liquidation Proceedings 23

Section 2.9	Collateral Shared Equally and Ratably within Class 26

Section 2.10	No New Liens 26

Article 3. Obligations and powers of Collateral Trustee and applicable controlling agent	27

Section 3.1	Appointment and Undertaking of the Collateral Trustee 27

Section 3.2	Applicable Controlling Agent 27

Section 3.3	Release or Subordination of Liens 28

Section 3.4	Enforcement of Liens 29

Section 3.5	Application of Proceeds 29

Section 3.6	Powers of the Collateral Trustee 31

Section 3.7	Documents and Communications 31

Section 3.8	For Sole and Exclusive Benefit of Holders of Collateral Trust Obligations
32

Section 3.9	Additional Secured Debt 32

Article 4. RELEASE OF LIENS	35

Section 4.1	Release of Liens on Collateral 35

Section 4.2	Delivery of Copies to Secured Debt Representatives 37

Section 4.3	Collateral Trustee not Required to Serve, File or Record 37

Section 4.4	Release of Liens in Respect of the Notes, any Series of Collateral Trust Parity Lien Debt or any Series of Junior Lien Debt 38

Article 5. Immunities of the CREDIT AGREEMENT COLLATERAL AGENT AND THE Collateral Trustee	38

Section 5.1	No Implied Duty 38

Section 5.2	Appointment of Agents and Advisors 38

Section 5.3	Other Agreements 39

Section 5.4	Solicitation of Instructions 39

Section 5.5	Limitation of Liability 39

Section 5.6	Documents in Satisfactory Form 39

Section 5.7	Entitled to Rely 39

Section 5.8	Secured Debt Default 40

Section 5.9	Actions by Collateral Trustee 40

Section 5.10	Security or Indemnity 40

Section 5.11	Rights of the Collateral Trustee 40

Section 5.12	Limitations on Duty of Credit Agreement Collateral Agent and Collateral Trustee in Respect of Collateral 41

Section 5.13	Assumption of Rights, Not Assumption of Duties 41

Section 5.14	No Liability for Clean Up of Hazardous Materials 42

Article 6. Resignation and Removal of the Collateral Trustee	42

Section 6.1	Resignation or Removal of Collateral Trustee 42

Section 6.2	Appointment of Successor Collateral Trustee 42

Section 6.3	Succession 43

Section 6.4	Merger, Conversion or Consolidation of Collateral Trustee 43

Article 7. Miscellaneous Provisions	43

Section 7.1	Amendment 43

Section 7.2	Voting 45

Section 7.3	Further Assurances 46

Section 7.4	Perfection by Possession or Control 47

Section 7.5	Separate Grants and Separate Classification 47

Section 7.6	ABL Intercreditor Agreement 48

Section 7.7	Successors and Assigns 49

Section 7.8	Delay and Waiver 49

Section 7.9	Notices 50

Section 7.10	Notice Following Discharge of Parity Lien Obligations 51

Section 7.11	Entire Agreement 51

Section 7.12	Compensation; Expenses 51

Section 7.13	Indemnity 52

Section 7.14	Severability 53

Section 7.15	Headings 53

Section 7.16	Obligations Secured 53

Section 7.17	Governing Law 53

Section 7.18	Consent to Jurisdiction 53

Section 7.19	Waiver of Jury Trial 53

Section 7.20	Counterparts, Electronic Signatures 54

Section 7.21	Effectiveness 54

Section 7.22	Guarantors and Additional Guarantors 54

Section 7.23	Continuing Nature of this Agreement 54

Section 7.24	Insolvency 55

Section 7.25	Rights and Immunities of Secured Debt Representatives 55

EXHIBIT A	- Additional Secured Debt Designation
EXHIBIT B - Form of Collateral Trust Joinder-Additional Secured Debt
EXHIBIT C - Form of Collateral Trust Joinder-Additional Guarantors

COLLATERAL TRUST AGREEMENT
This Collateral Trust Agreement (as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with Section 7.1 hereof, this “Agreement”) is dated as of July 24, 2012 and is by and among Harland Clarke Holdings Corp. (f/k/a/ Clarke American Corp.), a Delaware corporation (the “Borrower”), the Guarantors from time to time party hereto, Credit Suisse (AG), Cayman Islands Branch, as Credit Agreement Collateral Agent (as defined below), Wells Fargo Bank, National Association, as Trustee (as defined below), the other Secured Debt Representatives from time to time party hereto and Wells Fargo Bank, National Association, as Collateral Trustee (in such capacity and together with its successors in such capacity, the “Collateral Trustee”).
RECITALS
The Borrower entered into that certain Credit Agreement, dated as of April 4, 2007 (as amended by the First Amendment dated as of May 4, 2007 and the Amendment Agreement dated as of May 10, 2012, and effective as of the date hereof, and as further amended, restated, supplemented or otherwise modified from time to time thereafter, the “Existing Credit Agreement”) among the Borrower, the Guarantors from time to time party thereto in their capacity as co-borrowers, the Lenders party thereto, and Credit Suisse (AG), Cayman Islands Branch, as administrative agent and collateral agent (in such collateral agent capacity and together with its successors in such capacity under the Applicable Credit Agreement, the “Credit Agreement Collateral Agent”).
The Borrower intends to issue 9.75% Senior Secured Notes due 2018 (including any related exchange notes, the “Initial Notes”) in an aggregate principal amount of $235,000,000 pursuant to an Indenture dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Indenture”) among the Borrower, the Guarantors from time to time party thereto in their capacity as co-issuers and/or guarantors, as applicable, and Wells Fargo Bank, National Association, as trustee (in such capacity and together with its successors in such capacity, the “Trustee”).
Capitalized terms used in this Agreement have the meanings assigned to them above or in Article 1 below.
The Pledgors granted first-priority Liens in the Collateral to the Credit Agreement Collateral Agent pursuant to the Credit Agreement Security Documents. The Pledgors intend to secure the Initial Notes and the related guarantees by first-priority Liens in the Collateral on an equal and ratable basis with the Liens securing all Credit Agreement Obligations and all future Collateral Trust Parity Lien Obligations and on a senior basis to the Liens securing any future Junior Lien Obligations. This Agreement sets forth terms of and defines the priorities and relative rights among the Credit Agreement Secured Parties, the Collateral Trust Parity Lien Secured Parties and the Junior Lien Secured Parties with respect to the Collateral.
This Agreement also sets forth the terms on which each Collateral Trust Secured Party has appointed the Collateral Trustee to act as the collateral trustee for the present and future holders of the Collateral Trust Parity Lien Obligations and the Junior Lien Obligations to receive, hold, maintain, administer and distribute the Collateral at any time delivered to the Collateral Trustee or the subject of the Collateral Trust Security Documents, and to enforce the Collateral Trust Security Documents and all interests, rights, powers and remedies of the Collateral Trustee with respect thereto or thereunder and the proceeds thereof, subject to the provisions of Section 3.2 and 7.6 below.

AGREEMENT
In consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
ARTICLE 1.
DEFINITIONS; PRINCIPLES OF CONSTRUCTION
Section 1.1 Defined Terms
. The following terms will have the following meanings:
“ABL Intercreditor Agreement” means an intercreditor agreement that sets forth the relative priority of the Liens securing Credit Agreement Obligations and Collateral Trust Obligations, on the one hand, compared to the Liens securing the Priority Lien Obligations, on the other hand, and contains the terms described in Section 7.6, as such agreement may be modified in accordance with the provisions of Section 7.1; provided that such agreement may be modified with the consent of the Credit Agreement Collateral Agent and the Borrower but without the consent of the Collateral Trustee, any holder of Collateral Trust Obligations or any Collateral Trust Representative if the Borrower shall have delivered to the Collateral Trustee and each Collateral Trust Representative an Officer's Certificate certifying that either (i) such modification does not adversely affect any Series of Collateral Trust Debt or (ii) if it does adversely affect any Series of Collateral Trust Debt, the Credit Agreement Obligations and each other Series of Collateral Trust Debt are adversely affected in the same manner (after taking into account the relative relationship between the Junior Lien Obligations and the Parity Lien Obligations); provided further that no such modification may adversely affect the Collateral Trustee or any Collateral Trust Representative without the consent of such affected Person.
“Act of Required Collateral Trust Holders” means, as to any matter at any time:
(a)prior to the Discharge of Collateral Trust Parity Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of, or the Collateral Trust Parity Lien Representatives representing the holders of, in each case, more than 50% of the sum of:
(i)the aggregate outstanding principal amount of Collateral Trust Parity Lien Debt (including the face amount of outstanding letters of credit whether or not then available or drawn); and
(ii)other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Collateral Trust Parity Lien Debt; and
(b)at any time after the Discharge of Collateral Trust Parity Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of either the holders of, or the Junior Lien Representatives representing the holders of, in each case, Junior Debt representing the Required Junior Lien Debtholders.
For purposes of this definition, votes will be determined in accordance with Section 7.2.
“Additional Notes” means any Parity Lien Debt issued pursuant to the Indenture other than the Initial Notes.
“Additional Secured Debt” has the meaning set forth in Section 3.9.
“Additional Secured Debt Designation” means a notice in substantially the form of Exhibit A.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,”(including, with correlative meanings, the terms “controlling,”

“controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Agreement” has the meaning set forth in the preamble.
“Applicable Controlling Agent” means (i) until the Discharge of Credit Agreement Obligations, the Credit Agreement Collateral Agent, and (ii) after the Discharge of Credit Agreement Obligations, the Collateral Trustee.
“Applicable Credit Agreement” means the Existing Credit Agreement and, on or after the Discharge of Credit Agreement Obligations with respect to the Existing Credit Agreement, any other Credit Agreement that has been designated as a successor to the prior Applicable Credit Agreement for the purposes of this Agreement in writing to each Parity Lien Representative and Junior Lien Representative; provided that in no event will more than one Applicable Credit Agreement exist at any time.
“Attributable Debt” in respect of a sale and lease-back transaction means, at the time of determination, the present value (discounted at the interest rate implicit in such transaction, determined in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such sale and lease-back transaction (including any period for which such lease has been extended); provided, however, that if such sale and lease-back transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligation.”
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bank-ruptcy,” as now and hereafter in effect, or any successor statute.
“Borrower” has the meaning set forth in the preamble.
“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in the State of New York are not required by law to be open.
“Capital Stock” means:
(a)in the case of a corporation, corporate stock;
(b)in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(c)in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(d)any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.
“Cash Management Obligations” means any obligations of the Borrower or any of its Restricted Subsidiaries in respect of any arrangement for treasury, depositary, overdraft, credit or debit card, purchase card or other cash management services provided to the Borrower or any of its Restricted Subsidiaries in connection with any transfer or disbursement of funds through an automated clearinghouse or on a same day or immediate or accelerated availability basis or other electronic funds transfer.
“Cash Management Provider” means any Person to whom Cash Management Obligations are owing.
“Class” means (1) in the case of Parity Lien Obligations, every Series of Parity Lien Debt and all other Parity Lien Obligations, taken together, and (2) in the case of Junior Lien Obligations, every Series of Junior Lien Debt and all other Junior Lien Obligations, taken together.
“Collateral” means the Current Asset Collateral and the Fixed Asset Collateral, other than Excluded Assets, to the extent such assets are pledged or assigned or purported to be pledged or assigned under any of the Secured Debt Documents.

“Collateral Trust Debt Documents” means the Junior Lien Documents and the Collateral Trust Parity Lien Documents.
“Collateral Trust Joinder” means (i) with respect to the provisions of this Agreement relating to any Additional Secured Debt, an agreement substantially in the form of Exhibit B and (ii) with respect to the provisions of this Agreement relating to the addition of additional Guarantors, an agreement substantially in the form of Exhibit C.
“Collateral Trust Obligations” means Collateral Trust Parity Lien Obligations and Junior Lien Obligations.
“Collateral Trust Parity Lien Debt” means Parity Lien Debt other than Credit Agreement Debt.
“Collateral Trust Parity Lien Default” means any event or condition which, under the terms of any credit agreement, indenture or other agreement governing any Series of Collateral Trust Debt causes, or permits holders of Collateral Trust Debt outstanding thereunder (after the giving of any notice or lapse of time, or both, required thereunder, if any) to cause, the Collateral Trust Debt outstanding thereunder to become immediately due and payable. “Collateral Trust Parity Lien Documents” means, collectively, the Note Documents and the indenture, credit agreement or other agreement governing each Series of Collateral Trust Parity Lien Debt and the Collateral Trust Security Documents (other than any Collateral Trust Security Documents that do not secure Collateral Trust Parity Lien Obligations).
“Collateral Trust Parity Lien Obligations” means Parity Lien Obligations other than Credit Agreement Obligations.
“Collateral Trust Parity Lien Representative” means (1) the Trustee, in the case of the Notes and (2) in the case of any other Series of Collateral Trust Parity Lien Debt, the trustee, agent or representative of the holders of such Series of Collateral Trust Parity Lien Debt who is appointed as a representative of such Series of Collateral Trust Parity Lien Debt (for purposes related to the administration of the applicable security documents related thereto) pursuant to the indenture, credit agreement or other agreement governing such Series of Collateral Trust Parity Lien Debt.
“Collateral Trust Parity Lien Secured Parties” means the holders of Collateral Trust Parity Lien Obligations and each Collateral Trust Parity Lien Representative.
“Collateral Trust Representative” means each Collateral Trust Parity Lien Representative and each Junior Lien Representative.
“Collateral Trust Secured Parties” means the Collateral Trust Parity Lien Secured Parties and the Junior Lien Secured Parties.
“Collateral Trust Security Documents” means all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency or trust agreements, control agreements or other grants or transfers for security executed and delivered by any Pledgor creating (or purporting to create) a Lien in favor of the Collateral Trustee, for the benefit of any of the Collateral Trust Obligations, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and this Agreement.
“Collateral Trustee” has the meaning set forth in the preamble.
“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations (the “primary obligations”) that do not constitute Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent,
(1) to purchase any such primary obligations or any property constituting direct or indirect security therefor,
(2) to advance or supply funds
(a)for the purchase or payment of any such primary obligations or
(b)to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligations of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
“Credit Agreement” means that certain Credit Agreement, dated as of April 4, 2007, as amended on May 10, 2012, by and among the Borrower, the guarantors party thereto, Credit Suisse, as administrative agent, and the lenders party thereto, providing for revolving credit and term loan borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as such Credit Agreement, in whole or in part, in one or more instances, may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing and including, without limitation, any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders)), including into one or more debt facilities, commercial paper facilities or other debt instruments, indentures or agreements (including by means of sales of debt securities (including Additional Notes) to institutional investors), providing for revolving credit loans, term loans, letters of credit or other debt obligations, whether any such extension, replacement or refinancing (1) occurs simultaneously or not with the termination or repayment of a prior Credit Agreement or (2) occurs on one or more separate occasions.
    “Credit Agreement Collateral Agent” means Credit Suisse AG, Cayman Islands Branch, as collateral agent under the Applicable Credit Agreement and its successors and permitted assigns thereunder.
“Credit Agreement Debt” means Indebtedness (including letters of credit and reimbursement obligations with respect thereto) incurred by any Pledgor under the Applicable Credit Agreement.
“Credit Agreement Obligations” means Credit Agreement Debt and all other Obligations in respect thereof.
“Credit Agreement Security Documents” means all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency or trust agreements, control agreements or other grants or transfers for security executed and delivered by any Pledgor creating (or purporting to create) a Lien in favor of the Credit Agreement Collateral Agent, for the benefit of any of the Credit Agreement Obligations, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 2.10.
“Credit Agreement Secured Parties” means the holders of Credit Agreement Obligations, the Credit Agreement Collateral Agent and any other agent under the Applicable Credit Agreement.
“Current Asset Collateral” means assets owned or acquired by any Pledgor consisting of accounts receivable, payment intangibles, inventory and other current assets and all proceeds thereof, and all cash, cash equivalents, instruments, chattel paper, general intangibles (excluding, for the avoidance of doubt, trademarks, tradenames and other intellectual property, other than any such intellectual property embedded in or necessary or advisable for the use of Current Asset Collateral), deposit accounts, documents, books and records, supporting obligations, letters of credit, insurance proceeds and investment property in each case arising from any such accounts receivable, payment intangibles, inventory and other current assets, and other assets of a similar nature or reasonably related thereto (including business interruption insurance), in each case, excluding Excluded Assets and identifiable proceeds of Fixed Assets Collateral.
“Discharge of Collateral Trust Parity Lien Obligations” means the occurrence of all of the following:
(a)termination or expiration of all commitments to extend credit under any Collateral

Trust Parity Lien Documents;
(b)payment in full in cash of the principal of and accrued interest and premium (if any) on all Collateral Trust Parity Lien Debt (other than any undrawn letters of credit);
(c)discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Collateral Trust Parity Lien Document) of all outstanding letters of credit constituting Collateral Trust Parity Lien Debt (or the making of other arrangements satisfactory to the issuer of each such letter of credit); and
(d)payment in full in cash of all other Collateral Trust Parity Lien Obligations that are outstanding and unpaid at the time the Collateral Trust Parity Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages, Hedging Obligations, Cash Management Obligations and other liabilities in respect of which no claim or demand for payment has been made at such time);
provided that, if, at any time after the Discharge of Collateral Trust Parity Lien Obligations has occurred, the Borrower enters into any Collateral Trust Parity Lien Document evidencing a Collateral Trust Parity Lien Debt which incurrence is not prohibited by the applicable Collateral Trust Parity Lien Documents, then such Discharge of Collateral Trust Parity Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement with respect to such new Collateral Trust Parity Lien Debt (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Collateral Trust Parity Lien Obligations), and, from and after the date on which the Borrower designates such Indebtedness as Collateral Trust Parity Lien Debt in accordance with this Agreement, the obligations under such Collateral Trust Parity Lien Document shall automatically and without any further action be treated as Collateral Trust Parity Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth in this Agreement and any Junior Lien Obligations shall be deemed to have been at all times Junior Lien Obligations and at no time Parity Lien Obligations.
“Discharge of Credit Agreement Obligations” means the occurrence of all of the following:
(a)termination or expiration of all commitments to extend credit under any documentation governing Credit Agreement Debt;
(b)payment and satisfaction in full in cash of the principal of and accrued interest and premium (if any) on all Credit Agreement Debt (other than any undrawn letters of credit);
(c)discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of liens under the terms of the Applicable Credit Agreement) of all outstanding letters of credit constituting Credit Agreement Debt (or the making of other arrangements satisfactory to the issuer of each such letter of credit); and
(d)payment in full in cash of all other Credit Agreement Obligations that are outstanding and unpaid at the time the Credit Agreement Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages, Hedging Obligations, Cash Management Obligations and other liabilities in respect of which no claim or demand for payment has been made at such time);
provided that, if, at any time after the Discharge of Credit Agreement Obligations has occurred, the Borrower enters into any Applicable Credit Agreement evidencing Credit Agreement Debt which incurrence is not prohibited by the applicable Collateral Trust Parity Lien Documents, then such Discharge of Credit Agreement Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement with respect to such new Credit Agreement Debt

(other than with respect to any actions taken as a result of the occurrence of such first Discharge of Credit Agreement Obligations), and, from and after the date on which the Borrower designates such Indebtedness as Credit Agreement Debt in accordance with this Agreement, the obligations under such Applicable Credit Agreement shall automatically and without any further action be treated as Credit Agreement Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth in this Agreement and any Collateral Trust Obligations shall be deemed to have been at all times Collateral Trust Obligations and at no time Credit Agreement Obligations.
“Discharge of Parity Lien Obligations” means the occurrence of all of the following:
(a)termination or expiration of all commitments to extend credit under any Parity Lien Document;
(b)payment in full in cash of the principal of and accrued interest and premium (if any) on all Parity Lien Debt (other than any undrawn letters of credit);
(c)discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Parity Lien Document) of all outstanding letters of credit constituting Parity Lien Debt (or the making of other arrangements satisfactory to the issuer of each such letter of credit); and
(d)payment in full in cash of all other Parity Lien Obligations that are outstanding and unpaid at the time the Parity Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages, Hedging Obligations, Cash Management Obligations and other liabilities in respect of which no claim or demand for payment has been made at such time);
provided that, if, at any time after the Discharge of Parity Lien Obligations has occurred, the Borrower enters into any Parity Lien Document evidencing a Parity Lien Debt which incurrence is not prohibited by the applicable Parity Lien Debt Documents, then such Discharge of Parity Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement with respect to such new Parity Lien Debt (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Parity Lien Obligations), and, from and after the date on which the Borrower designates such Indebtedness as Parity Lien Debt in accordance with the Agreement, the obligations under such Parity Lien Document shall automatically and without any further action be treated as Parity Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth in this Agreement and any Junior Lien Obligations shall be deemed to have been at all times Junior Lien Obligations and at no time Parity Lien Obligations.
“Discharge of Priority Lien Obligations” means the occurrence of all of the following:
(a)termination or expiration of all commitments to extend credit under any documents governing any Priority Lien Debt;
(b)payment in full in cash of the principal of and accrued interest and premium (if any) on all Priority Lien Debt (other than any undrawn letters of credit);
(c)discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of liens under the terms of any Future ABL Facility) of all outstanding letters of credit constituting Priority Lien Debt (or the making of other arrangements satisfactory to the issuer of each such letter of credit); and

(d)payment in full in cash of all other Priority Lien Obligations that are outstanding and unpaid at the time the Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages, Hedging Obligations, Cash Management Obligations and other liabilities in respect of which no claim or demand for payment has been made at such time);
provided that, if, at any time after the Discharge of Priority Lien Obligations has occurred, the Borrower enters into any Future ABL Facility evidencing Priority Lien Debt which incurrence is not prohibited by the applicable Secured Debt Debt Documents, then such Discharge of Priority Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement with respect to such new Priority Lien Debt (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Priority Lien Obligations), and, from and after the date on which the Borrower designates such Indebtedness as Priority Lien Debt in accordance with this Agreement, the obligations under such documents governing the Priority Lien Debt shall automatically and without any further action be treated as Priority Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth in this Agreement and any Parity Lien Obligations and Junior Lien Obligations shall be deemed to have been at all times Parity Lien Obligations and Junior Lien Obligations and at no time Priority Lien Obligations.
“Domestic Subsidiary” means with respect to any Person, any Restricted Subsidiary of such Person other than a Foreign Subsidiary but, in each case, including any Subsidiary that guarantees or otherwise provides direct credit support for any indebtedness of the Borrower.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Excluded Assets” means each of the following:
(a)any permit, lease, license, contract, property right or agreement to which any Pledgor is a party or any of its rights or interests thereunder if and only for so long as the grant of a security interest under any of the Secured Debt Documents shall constitute or result in a breach, termination or default under any such permit, lease, license, contract, property right or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity); provided, however, that such security interest shall attach immediately to any portion of such permit, lease, license, contract, property rights or agreement that does not result in any of the consequences specified above;
(b)Letter of Credit Rights;
(c)any vehicle covered by a certificate of title or ownership;
(d)any real property held by any Pledgor as a lessee under a lease and any real property located outside the United States, or that is not owned in fee by any Pledgor, or which has a fair market value at the time of the acquisition thereof of less than $3,000,000 (or is otherwise not required pursuant to Section 7.3);
(e)assets owned by any Pledgor on the date hereof or hereafter acquired that are subject to a Lien permitted to be incurred pursuant to clauses (11), (12),(19), (20) (with respect to any Liens described in this clause (e)) or (21) of the definition of “Permitted Liens” (as defined in the Indenture) if the contract or other agreement in which such Lien is granted (or the documentation providing for the obligations subject to such Lien) validly prohibits the creation of the Lien created under the Collateral Trust Security Documents on such assets;

(f)“intent-to-use” applications for Trademarks filed pursuant to Section 1(b) of the Lanham Act, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of the Lanham Act has been filed, to the extent that any assignment of an “intent-to-use” application prior to such filing would violate the Lanham Act or cause the Trademark that is the subject thereof to be invalidated or abandoned;
(g)Equity Interests in (i) any Immaterial Subsidiary (unless it is required to be a Guarantor in accordance with the applicable provisions of the Secured Debt Documents), (ii) any Unrestricted Subsidiary and (iii) any Receivables Subsidiary;
(h)voting Equity Interests in any Foreign Subsidiary in excess of 65% of the total outstanding amount thereof; and
(i)any asset with respect to which the Credit Agreement Collateral Agent or the agent under any Future ABL Facility or, with respect to determinations made after the Discharge of Credit Agreement Obligations and Discharge of Priority Lien Obligations, the Collateral Trustee (in each case, in consultation with the Borrower) has determined that the burden or cost of attaching a security interest thereto is excessive in relation to the benefits to be obtained by such a security interest.
The Excluded Assets shall not include (x) any proceeds (as defined in the UCC), substitutions or replacements of Excluded Assets (unless such proceeds, substitutions or replacements would otherwise constitute Excluded Assets) and (y) any assets that would otherwise constitute Excluded Assets, but the applicable Pledgor has elected to include such assets as Collateral in accordance with Section 7.3(d). The Excluded Assets shall include (and the term “Collateral” shall correspondingly exclude), with respect to the applicable Series of Secured Debt only, assets (i) that the Secured Debt Documents relating to such Series of Secured Debt provide shall be Excluded Assets with respect to such Series of Secured Debt or (ii) in which a security interest is not created or perfected for the benefit of such Series of Secured Debt in accordance with Section 7.3(f).
“Existing Credit Agreement” has the meaning set forth in the recitals (including, without limitation, any successive renewals, extensions, supplementations or other modifications of the foregoing and including, without limitation, any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto).
“Financial Officer” means the chief financial officer, treasurer or controller of the Borrower.
“Fixed Asset Collateral” means all of the tangible and intangible properties and assets at any time owned or acquired by any Pledgor, except Current Asset Collateral and Excluded Assets.
“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States of America, any state thereof, the District of Columbia or any territory thereof and any Subsidiary of a Foreign Subsidiary.
“Future ABL Facility” means Indebtedness incurred under an asset-based revolving credit facility in an amount and to the extent permitted by the terms and conditions of the Secured Debt Documents governing each Series of Secured Debt in effect at the time such facility is entered into. The requirements of this definition will be conclusively established if the Borrower delivers to the Collateral Trustee an Officer's Certificate stating that such requirements have been satisfied and that such Indebtedness is a “Future ABL Facility.”
“GAAP” means generally accepted accounting principles in the United States of America that are in effect on the date of this Agreement, except to the extent all then applicable Secured Debt Documents provide otherwise as certified by the Borrower to the Collateral Trustee and the Credit Agreement Collateral Agent in an Officer's Certificate.
“Guarantor” means,

(a)each Domestic Subsidiary of the Borrower that guarantees or is a co-borrower under the Credit Agreement,
(b)any Subsidiary of the Borrower that guarantees or is a co-issuer under the Indenture, and
(c)if CA Acquisition Holdings, Inc. guarantees any future Series of Collateral Trust Parity Lien Obligations, then solely in the case of the Applicable Credit Agreement and such future Series of Collateral Trust Parity Lien Obligations, CA Acquisition Holdings, Inc.,
and their respective successors and assigns, in each case, until such guarantee of such Person has been released in accordance with the applicable provisions of the Secured Debt Documents.
“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and other agreements or arrangements, in each case designed to manage fluctuations in currency exchange, interest rates or commodity prices.
“Hedge Provider” means the counterparty to the Borrower or any Affiliate of the Borrower under any agreement with respect to any Hedging Obligations.
“Immaterial Subsidiary” means, at any date of determination, any Restricted Subsidiary that has been designated as such under the Applicable Credit Agreement and the Indenture.
“Indebtedness” means, without duplication, with respect to any specified Person:
(a)any indebtedness (including principal and premium) of such Person, whether or not contingent
(i)in respect of borrowed money,
(ii)evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without double counting, reimbursement agreements in respect thereof),
(iii)representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except any such balance that constitutes a trade payable or other ordinary course payable or similar obligation, in each case accrued in the ordinary course of business, or
(iv)representing any Hedging Obligations,
if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP,
(b)to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (a) of another Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business,
(c)to the extent not otherwise included, the obligations of the type referred to in clause (a) of another Person secured by a Lien on any asset owned by such Person, whether or not such obligations are assumed by such Person and whether or not such obligations would appear upon the balance sheet of such Person; provided that the amount of such Indebtedness will be the lesser of the fair market value of such asset at the date of determination and the amount of Indebtedness so secured, and
(d)Attributable Debt in respect of sale and lease-back transactions;
provided, however, that notwithstanding the foregoing, Indebtedness will be deemed not to include (A) Contingent Obligations that are incurred in the ordinary course of business, (B)

obligations under, or in respect of, Receivables Facilities and (C) redeemable Preferred Stock of such Person.
“Indemnified Liabilities” means any and all liabilities (including all environmental liabilities), obligations, losses, damages, penalties, actions, judgments, suits, costs, taxes, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, performance, administration or enforcement of this Agreement or any of the other Security Documents, including any of the foregoing relating to the use of proceeds of any Secured Debt or the violation of, noncompliance with or liability under, any law (including environmental laws) applicable to or enforceable against the Borrower, any of its Subsidiaries or any other Guarantor or any of the Collateral and all reasonable costs and expenses (including reasonable fees and expenses of legal counsel selected by the Indemnitee) incurred by any Indemnitee in connection with any claim, action, investigation or proceeding in any respect relating to any of the foregoing, whether or not suit is brought (provided that the Pledgors shall not be obligated to pay for more than one law firm retained by any of the foregoing as a single group in each relevant jurisdiction, except in the case of an actual or reasonably likely conflict of interest in respect of litigation).
“Indemnitee” has the meaning set forth in Section 7.13(a).
“Indenture” has the meaning set forth in the recitals.
“Initial Notes” has the meaning set forth in the recitals.
“Insolvency or Liquidation Proceeding” means:
(a)any case commenced by or against any Pledgor under the Bankruptcy Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshaling of the assets or liabilities of any Pledgor, any receivership or assignment for the benefit of creditors relating to any Pledgor or any similar case or proceeding relative to any Pledgor or its creditors, as such, in each case whether or not voluntary;
(b)any liquidation, dissolution, marshaling of assets or liabilities or other winding up of or relating to any Pledgor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; provided that the liquidation or dissolution of any Subsidiary that is not prohibited by and does not require consent under any of the Secured Debt Documents shall not be considered an Insolvency or Liquidation Proceeding; or
(c)any other proceeding of any type or nature in which substantially all claims of creditors of any Pledgor are determined and any payment or distribution is or may be made on account of such claims.
“Intervening Creditor” has the meaning set forth in Section 3.5(a).
“Issue Date” means July 24, 2012, the date of the Indenture.
“Junior Lien” means a Lien granted by a Collateral Trust Security Document to the Collateral Trustee, at any time, upon any property of any Pledgor to secure Junior Lien Obligations.
“Junior Lien Debt” means any Indebtedness of any Pledgor (other than in respect of any Future ABL Facility) that is secured by a subordinate and junior Lien to the Lien securing Parity Lien Debt, that was permitted to be incurred and so secured under each applicable Parity Lien Document; provided that:
(a)on or before the date on which such Indebtedness is incurred by the Borrower or such Guarantor, such Indebtedness is designated by the Borrower as “Junior Lien Debt” for purposes of the Secured Debt Documents, in an Additional Secured Debt Designation executed and delivered in accordance with Section 3.9; provided that no Indebtedness may be designated as both Junior Lien Debt and Parity Lien Debt; and
(b)the Junior Lien Representative of such Indebtedness delivers a Collateral Trust Joinder to the Collateral Trustee.

The requirements of this definition will be conclusively established if the Borrower delivers to the Collateral Trustee an Officer's Certificate stating that such requirements have been satisfied and that such Indebtedness is “Junior Lien Debt.”
“Junior Lien Documents” means, collectively, the credit agreement, indenture or other agreement governing each Series of Junior Lien Debt and the security documents related thereto (other than any security documents that do not secure Junior Lien Obligations).
“Junior Lien Obligations” means Junior Lien Debt and all other Obligations in respect thereof.
“Junior Lien Representative” means in the case of any Series of Junior Lien Debt, the trustee, agent or representative of the holders of such Series of Junior Lien Debt who maintains the transfer register for such Series of Junior Lien Debt and is appointed as a Junior Lien Representative (for purposes related to the administration of the Collateral Trust Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Junior Lien Debt, together with its successors in such capacity.
“Junior Lien Secured Parties” means the holders of Junior Lien Obligations and each Junior Lien Representative.
“Junior Trust Estate” has the meaning set forth in Section 2.2.
“Lanham Act” means the Lanham Act, 15 U.S.C. § 1051.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.
“Limited Parity Lien Debt” means any Parity Lien Debt that has been identified by the Borrower in the applicable Additional Secured Debt Designation as having been incurred pursuant to the proviso to clause (b) of the definition of “Parity Lien Cap” in the Indenture or any other provision of any other Secured Debt Document that limits the Collateral that may secure such Parity Lien Debt on an equal and ratable basis with other Parity Lien Debt.
“Maximum Senior Lien Amount” means, at any date of determination, with respect to any Series of Junior Lien Debt, (x) the greater of (1) if any Notes remain outstanding as of the date such Series of Junior Lien Debt is incurred, the amount of the “Parity Lien Cap” (as defined in the Indenture as in effect on the date of such incurrence) and (2) if the Existing Credit Agreement remains outstanding as of the date such Series of Junior Lien Debt is incurred, the maximum principal amount of Indebtedness that the Existing Credit Agreement would permit to be secured by “Permitted Collateral Sharing Liens” (as defined in the Existing Credit Agreement as in effect on the date of such incurrence), plus (y) any additional amount permitted by the Junior Lien Documents relating to such Series of Junior Lien Debt as specified in the applicable Additional Secured Debt Designation, plus (z) accrued and unpaid interest, commitment, facility, utilization and other similar fees payable with respect to the principal amounts referred to in clauses (x) and (y) above, plus all fees, expenses, premium (if any), reimbursement obligations, and other amounts of a type not referred to in clause (x) or (y) above payable in respect of the principal amounts referred to in clauses (x) and (y) above, including after commencement of any Insolvency or Liquidation Proceeding whether or not the claim for such amount is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding.
“Modification” has the meaning set forth in Section 3.9(e)(1).
“Mortgage” has the meaning set forth in Section 3.9(e)(1).
“Mortgaged Property” has the meaning set forth in Section 3.9(e)(1).
“Notes” means the Initial Notes and any Additional Notes.

“Note Documents” means the Indenture, the Notes and the Collateral Trust Security Documents.
“Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the applicable agreement), premium (if any), guarantees of payment, fees, indemnifications, reimbursements, expenses and damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Notes shall not include fees or indemnification in favor of the trustee and any other third parties other than the holders.
“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the controller or the Secretary of the Borrower.
“Officer's Certificate” means a certificate signed on behalf of the Borrower by an Officer of the Borrower who must be the Chief Executive Officer or a Financial Officer of the Borrower.
“Parity Lien” means a Lien granted to the Collateral Trustee or other Parity Lien Representative under any Parity Lien Debt, at any time, upon the Collateral to secure Parity Lien Obligations.
“Parity Lien Cap” has the meaning set forth in the Indenture..
“Parity Lien Debt” means:
(a)the Initial Notes;
(b)Indebtedness (including letters of credit and reimbursement obligations with respect thereto) incurred by the Borrower or any of the Guarantors under the Existing Credit Agreement;
(c)any other Indebtedness (including Additional Notes but, for the avoidance of doubt, excluding Priority Lien Debt), that is secured equally and ratably with the Parity Lien Obligations by a Parity Lien that is permitted to be incurred under the Secured Debt Documents; provided, that, in the case of any Indebtedness referred to in this clause (c);
(i)on or before the date on which such Indebtedness is incurred by the Borrower or by a Guarantor, such Indebtedness is designated by the Borrower as “Parity Lien Debt” for the purposes of the Parity Lien Documents in an Additional Secured Debt Designation executed and delivered in accordance with Section 3.9; provided, that no Series of Secured Debt may be designated as both Parity Lien Debt and Priority Lien Debt and no Series of Secured Debt may be designated as both Junior Lien Debt and Parity Lien Debt; and
(ii)the Parity Lien Representative for such Indebtedness executes and delivers a Collateral Trust Joinder in accordance with Section 3.9(b) (and the satisfaction of such requirements and the other provisions of this clause (c) will be conclusively established if the Borrower delivers to the Collateral Trustee an Officer's Certificate stating that such requirements and other provisions have been satisfied and such Indebtedness is “Parity Lien Debt”).
(d)Hedging Obligations and Cash Management Obligations of Borrower or any Guarantor incurred pursuant to arrangements provided by the holders, former holders, agents or former agents (or Affiliates of any of the foregoing) of Parity Lien Debt described in clauses (a) through (c) above as designated by the Borrower, in an Officer's Certificate delivered to the Collateral Trustee, as “Parity Lien Debt”; and
(e)guarantees in respect of any of the Obligations described in the foregoing clauses (a) through (d).
“Parity Lien Documents” means, collectively, the Note Documents, the Applicable Credit Agreement and the indenture, credit agreement or other agreement governing each other Series of Parity

Lien Debt and the Parity Lien Security Documents (other than any Parity Lien Security Documents that do not secure Parity Lien Obligations).
“Parity Lien Obligations” means Parity Lien Debt and all other Obligations in respect thereof.
“Parity Lien Representative” means:
(a)in the case of the Notes, the Trustee; or
(b)in the case of any other Series of Parity Lien Debt, the trustee, agent or representative of the holders of such Series of Parity Lien Debt who is appointed as a representative of such Series of Parity Lien Debt (for purposes related to the administration of the applicable security documents related thereto) pursuant to the indenture, credit agreement or other agreement governing such Series of Parity Lien Debt.
“Parity Lien Secured Parties” means the holders of Parity Lien Obligations and each Parity Lien Representative.
“Parity Lien Security Documents” means all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by any Pledgor creating (or purporting to create) a Lien upon Collateral in favor of the Credit Agreement Collateral Agent or the Collateral Trustee, as applicable, for the benefit of any of the Parity Lien Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms, the Applicable Credit Agreement, and Section 7.1.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.
“Pledgors” means the Borrower and the Guarantors.
“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.
“Priority Lien Agent” means the collateral agent under any Future ABL Facility, and its successors and permitted assigns thereunder.
“Priority Lien Debt” means:
(a)Indebtedness of any Pledgor under a Future ABL Facility (including letters of credit and reimbursement obligations with respect thereto) that was permitted to be incurred and secured and was so incurred and secured by the terms of each applicable Parity Lien Document (or as to which the administrative agent under such Future ABL Facility obtained an Officer's Certificate at the time of incurrence to the effect that such Indebtedness was permitted to be incurred and secured by all applicable Parity Lien Documents); provided that, in the case of any Indebtedness incurred under a Future ABL Facility:
(i)on or before the date on which such Indebtedness is incurred by the Borrower, such Indebtedness is designated by the Borrower, in an Officer's Certificate delivered to the Collateral Trustee, as “Priority Lien Debt” for the purposes of the Indenture (it being understood that no series of Indebtedness may be designated as both Priority Lien Debt and Parity Lien Debt); and
(ii)the Priority Lien Representative, each Parity Lien Representative and the Borrower has duly executed and delivered an ABL Intercreditor Agreement;
(b)Hedging Obligations and Cash Management Obligations of any Pledgor designated by the Borrower, in an Officer's Certificate delivered to the Collateral Trustee, as “Priority Lien Debt”; and
(c)guarantees in respect of any of the Obligations described in the foregoing clauses (a) through (b).
The requirements of this definition will be conclusively established if the Borrower delivers to the

Collateral Trustee an Officer's Certificate stating that such requirements have been satisfied and that such Indebtedness is “Priority Lien Debt.”
“Priority Lien Obligations” means Priority Lien Debt and all other Obligations in respect thereof.
“Priority Lien Representative” means, in the case of any future Priority Lien Debt, the agent of the holders of such Priority Lien Debt who is appointed as an agent for purposes related to the administration of the security documents related to the Priority Lien Debt pursuant to the credit agreement or other agreement governing such Priority Lien Debt, together with its successors in such capacity.
“Priority Lien Security Documents” means all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by any Pledgor creating (or purporting to create) a Lien upon Collateral in favor of the Priority Lien Agent, for the benefit of any of the holders of Priority Lien Obligations, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the credit agreement for the Future ABL Facility.
“Priority Lien Secured Parties” means the holders of Priority Lien Obligations and each Priority Lien Representative.
“Reaffirmation Agreement” means an agreement reaffirming the security interests granted to the Collateral Trustee in substantially the form attached as Exhibit 1 to Exhibit A of this Agreement.
“Receivables Facility” means one or more receivables financing facilities, as amended, supplemented, modified, extended, renewed, restated, refunded, replaced or refinanced from time to time, the Indebtedness of which is non-recourse (except for representations, warranties, covenants and indemnities made in connection with such facilities that the Borrower has determined in good faith to be customary in financings similar to a Receivables Facility, including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary and those relating to any obligation of the Borrower or any Restricted Subsidiary to repurchase the assets it sold thereunder as a result of a breach of a representation, warranty or covenant or otherwise) to the Borrower and its Restricted Subsidiaries pursuant to which the Borrower or any of its Restricted Subsidiaries sells or transfers its accounts receivable, payment intangibles and related assets to either (x) a Person that is not a Restricted Subsidiary or (y) a Receivables Subsidiary that in turn sells or transfers its accounts receivable, payment intangibles and related assets to a Person that is not a Restricted Subsidiary; provided that the aggregate book value (measured at the time of transfer thereof) of all receivables and payment intangibles at any time subject to the Receivables Facility that had been transferred to the Receivables Subsidiary by the Borrower and any Restricted Subsidiaries shall not exceed an amount equal to $150.0 million.
“Receivables Subsidiary” means any subsidiary formed solely for the purpose of engaging, and that engages only, in one or more Receivables Facilities and any Subsidiary of another Receivables Subsidiary.
“Required Credit Agreement Lenders” has the meaning set forth in Section 3.2(c).
“Required Junior Lien Debtholders” means, at any time, the holders of a majority in aggregate principal amount of all Junior Lien Debt then outstanding and, other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Junior Lien Debt, determined in accordance with Section 7.2.
“Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary or a Receivables Subsidiary; provided that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.” Unless otherwise specified or the context otherwise requires, a reference to a “Restricted Subsidiary” shall be a reference to a Restricted Subsidiary of the Borrower.
“Secured Debt” means Parity Lien Debt and Junior Lien Debt.

“Secured Debt Default” means any event or condition which, under the terms of any credit agreement, indenture or other agreement governing any Series of Secured Debt causes, or permits holders of Secured Debt outstanding thereunder (after the giving of any notice or lapse of time, or both, required thereunder, if any) to cause, the Secured Debt outstanding thereunder to become immediately due and payable.
“Secured Debt Documents” means the Parity Lien Documents and the Junior Lien Documents.
“Secured Debt Representative” means each Parity Lien Representative and each Junior Lien Representative.
“Secured Obligations” means Parity Lien Obligations and Junior Lien Obligations.
“Secured Parties” means the Credit Agreement Secured Parties, Collateral Trust Parity Lien Secured Parties and the Junior Lien Secured Parties.
“Security Documents” means this Agreement, the ABL Intercreditor Agreement, each Collateral Trust Joinder, each joinder to the ABL Intercreditor Agreement, all security agreements, pledge agreements, control agreements, collateral assignments, mortgages, deeds of trust or other grants or transfers for security or agreements related thereto executed and delivered by any Pledgor creating or perfecting (or purporting to create or perfect) or perfecting a Lien upon Collateral in favor of the Credit Agreement Collateral Agent or the Collateral Trustee as applicable, for the benefit of the applicable Secured Parties, in each case, as amended, modified, restated, supplemented or replaced from time to time in accordance with its terms and Section 7.1.
“Senior Trust Estate” has the meaning set forth in Section 2.1.
“Series of Collateral Trust Debt” means, severally, (a) the Notes, (b) each issue of Junior Lien Debt, or (c) each other issue or series of Indebtedness that constitutes Parity Lien Debt for which a single transfer register is maintained (provided that any Hedging Obligations and Cash Management Obligations constituting Parity Lien Debt that relates to a Series of Collateral Trust Parity Lien Debt shall be deemed part of such Series).
“Series of Collateral Trust Parity Lien Debt” means, severally, (a) the Notes or (b) each other issue or series of Indebtedness that constitutes Collateral Trust Parity Lien Debt for which a single transfer register is maintained (provided that any Hedging Obligations and Cash Management Obligations constituting Parity Lien Debt that relates to a Series of Collateral Trust Parity Lien Debt shall be deemed part of such Series).
“Series of Credit Agreement Debt” means, severally (a) the Indebtedness incurred under the Existing Credit Agreement or (b) each other issue or series of Indebtedness that constitutes Credit Agreement Debt for which a single transfer register is maintained (provided that any Hedging Obligations and Cash Management Obligations constituting Parity Lien Debt that relates to a Series of Credit Agreement Debt shall be deemed part of such Series).
“Series of Junior Lien Debt” means, severally, each issue or series of Junior Lien Debt for which a single transfer register is maintained.
“Series of Parity Lien Debt” means, severally, (a) the Notes, (b) the Indebtedness incurred under the Existing Credit Agreement, or (c) each other issue or series of Indebtedness that constitutes Parity Lien Debt for which a single transfer register is maintained (provided that any Hedging Obligations and Cash Management Obligations constituting Parity Lien Debt shall be deemed part of the Series of Parity Lien Debt to which it relates).

“Series of Secured Debt” means, severally, each Series of Junior Lien Debt and each Series of Parity Lien Debt.
“Subsidiary” means, with respect to any specified Person:
(a)any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(b)any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and (y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
Unless otherwise specified or the context otherwise requires, a reference to a “Subsidiary” shall be a reference to a Subsidiary of the Borrower.

“Title Datedown Product” has the meaning set forth in Section 3.9(e)(3).
“Trademarks” shall mean (i) all United States, state and foreign trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, domain names, logos and other source or business identifiers, whether registered or unregistered, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country, union of countries, or any political subdivision of any of the foregoing, or otherwise, (ii) all renewals thereof and the right to obtain all renewals thereof, (iii) the right to sue or otherwise recover for past, present and future infringements or dilutions of any of the foregoing or for any injury to goodwill, (iv) all proceeds of the foregoing, including all royalties, income, payments, claims, damages and proceeds of suit now and hereafter due and/or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements or dilutions thereof, and (v) all other rights of any kind whatsoever accruing thereunder or pertaining thereto throughout the world, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above.
“Trustee” has the meaning set forth in the recitals.
“Trust Estates” has the meaning set forth in Section 2.2.
“UCC” means the Uniform Commercial Code as in effect in the State of New York or, with respect to any Security Document that so provides, any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.
“Unrestricted Subsidiary” means (1) any Subsidiary of the Borrower that at the time of determination has been designated an Unrestricted Subsidiary under both the Applicable Credit Agreement (if then in existence) and the Indenture (if then in existence) or, if neither is then in existence, under any other applicable Secured Debt Document and (2) any Subsidiary of an Unrestricted Subsidiary.
Section 1.2    Rules of Interpretation
.
(a)All terms used in this Agreement that are defined in Article 9 of the UCC and not otherwise defined herein have the meanings assigned to them in Article 9 of the UCC.
(b)Unless otherwise indicated, any reference to any agreement or instrument will be deemed to include a reference to that agreement or instrument as assigned, amended, supplemented, amended and restated, or otherwise modified and in effect from time to time or replaced in accordance with any applicable terms of this Agreement.

(c)The use in this Agreement or any of the other Collateral Trust Security Documents of the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” shall be construed to have the same meaning and effect as the word “shall.”
(d)References to “Sections,” “clauses,” “recitals” and the “preamble” will be to Sections, clauses, recitals and the preamble, respectively, of this Agreement unless otherwise specifically provided. References to “Articles” will be to Articles of this Agreement unless otherwise specifically provided. References to “Exhibits” and “Schedules” will be to Exhibits and Schedules, respectively, to this Agreement unless otherwise specifically provided.
(e)Notwithstanding anything to the contrary in this Agreement, any references contained herein to any section, clause, paragraph, definition or other provision of the Indenture or the Applicable Credit Agreement (including any definition contained therein) shall be deemed to be a reference to such section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided, that any reference to any such section, clause, paragraph or other provision shall refer to such section, clause, paragraph or other provision of the Indenture or the Applicable Credit Agreement (including any definition contained therein) as amended or modified from time to time if the Borrower has certified to the Credit Agreement Collateral Agent and the Collateral Trustee in an Officer's Certificate that such amendment or modification has been made in accordance with all the then applicable Secured Debt Documents. Unless otherwise set forth herein, references to principal amount shall include, without duplication, any reimbursement obligations with respect to a letter of credit and the face amount thereof (whether or not such amount is, at the time of determination, drawn or available to be drawn).
(f)This Agreement and the Collateral Trust Security Documents will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable either to this Agreement or the Collateral Trust Security Documents.
ARTICLE 2
THE TRUST ESTATES
Section 2.1    Declaration of Senior Trust
.
To secure the payment of the Collateral Trust Parity Lien Obligations and in consideration of the premises and mutual agreements set forth in this Agreement, each of the Pledgors hereby confirms the grant to the Collateral Trustee, and the Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all current and future Collateral Trust Parity Lien Secured Parties, all of such Pledgor's right, title and interest in, to and under all Collateral now or hereafter granted to the Collateral Trustee under any Collateral Trust Parity Lien Document for the benefit of the Collateral Trust Parity Lien Secured Parties, together with all of the Collateral Trustee's right, title and interest in, to and under the Collateral Trust Parity Lien Documents, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Senior Trust Estate”).
The Collateral Trustee and its successors and assigns under this Agreement will hold the Senior Trust Estate in trust for the benefit solely and exclusively of all current and future Collateral Trust Parity Lien Secured Parties as security for the payment of all present and future Collateral Trust Parity Lien

Obligations.
Notwithstanding the foregoing, if at any time:
(1)all Liens securing the Collateral Trust Parity Lien Obligations have been released as provided in Section 4.1;
(2)no monetary obligation (other than indemnification and other contingent obligations not then due and payable) is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity); and
(3)the Borrower delivers to the Collateral Trustee an Officer's Certificate stating that all Collateral Trust Parity Liens of the Collateral Trustee have been released in compliance with all applicable provisions of the Collateral Trust Parity Lien Documents and that the Pledgors are not required by any Collateral Trust Parity Lien Document to grant any Collateral Trust Parity Lien upon any property, then the Senior Trust Estate arising hereunder will terminate (subject to any reinstatement pursuant to Sections 3.9(f) or 7.23 hereof), except that all provisions set forth in Sections 3.2, 5.5, 5.10, 5.14 and 7.6 and those provisions set forth in Sections 7.12 and 7.13 which are enforceable by the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms and shall survive the termination of the Senior Trust Estate and this Agreement.
The Collateral Trustee and the Collateral Trust Parity Lien Secured Parties further declare and covenant that the Senior Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.
Section 2.2    Declaration of Junior Trust
.
To secure the payment of the Junior Lien Obligations and in consideration of the premises and the mutual agreements set forth herein, each of the Pledgors hereby confirms the grant to the Collateral Trustee, and the Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all current and future Junior Lien Secured Parties, all of such Pledgor's right, title and interest in, to and under all Collateral now or hereafter granted to the Collateral Trustee under any Junior Lien Document for the benefit of the Junior Lien Secured Parties, together with all of the Collateral Trustee's right, title and interest in, to and under the Junior Lien Documents, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Junior Trust Estate,” and together with the Senior Trust Estate, the “Trust Estates”).
The Collateral Trustee and its successors and assigns under this Agreement will hold the Junior Trust Estate in trust for the benefit solely and exclusively of all current and future Junior Lien Secured Parties as security for the payment of all present and future Junior Lien Obligations.
Notwithstanding the foregoing, if at any time:
(1)all Liens securing the Junior Lien Obligations have been released as provided in Section 4.1;
(2)no monetary obligation (other than indemnification and other contingent obligations not then due and payable) is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity); and
(3)the Borrower delivers to the Collateral Trustee an Officer's Certificate stating that all Junior Liens of the Collateral Trustee have been released in compliance with all applicable provisions of the Junior Lien Documents and that the Pledgors are not required by any Junior Lien Document to grant any Junior Lien upon any property, then the Junior Trust Estate arising hereunder will terminate, except that all provisions set forth in Sections 3.2 and 7.6 and those provisions set forth in Sections 7.12 and 7.13 that are enforceable by the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.
The Collateral Trustee and the Collateral Trust Junior Lien Secured Parties further declare and covenant that the Junior Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.
SECTION 2.3    Priority of Liens
.
(a)Subject to Sections 3.2, 3.9(d) and 7.6, notwithstanding (i) anything to the contrary contained in the Collateral Trust Security Documents or the other Parity Lien Security Documents, (ii) the time of incurrence of any Series of Parity Lien Debt, (iii) the order or method of attachment or perfection of any Liens securing any Series of Parity Lien Debt, (iv) the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Collateral, (v) the time of taking possession or control over any Collateral, (vi) that any Parity Lien may not have been perfected, or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien or (vii) the rules for determining priority under the UCC or any other law governing relative priorities of Liens, all Parity Liens granted at any time by any Pledgor will secure, equally and ratably, all present and future Parity Lien Obligations.
(b) Subject to Sections 3.2 and 7.6, notwithstanding (i) anything to the contrary contained in the Collateral Trust Security Documents or the other Parity Lien Security Documents, (ii) the time of incurrence of any Series of Parity Lien Debt or Series of Junior Lien Debt, (iii) the order or method of attachment or perfection of any Liens securing any Series of Parity Lien Debt or Series of Junior Lien Debt, (iv) the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Collateral, (v) the time of taking possession or control over any Collateral, (vi) that any Parity Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien or (vii) the rules for determining priority under the UCC or any other law governing relative priorities of Liens, all Junior Liens now or hereafter held by the Collateral Trustee for the benefit of the Junior Lien Secured Parties, granted at any time by any Pledgor will be subject and subordinate to all Parity Liens securing Parity Lien Obligations up to an aggregate amount equal to the Maximum Senior Lien Amount.
(c)For the avoidance of doubt, in the event that any Secured Party becomes a judgment lien creditor as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes hereof (including the priority of Liens).
SECTION 2.4    Restrictions on Enforcement of Junior Liens; Prohibition on Contesting Liens
.
a.Subject to Section 3.2 and 7.6 hereof, until the Discharge of Collateral Trust Parity Lien Obligations, the Collateral Trust Parity Lien Secured Parties, acting by an Act of

Required Collateral Trust Holders, will have the exclusive right to authorize and direct the Collateral Trustee with respect to the Collateral Trust Security Documents and the Collateral (including, without limitation, the exclusive right to authorize or direct the Collateral Trustee to enforce, collect or realize on any Collateral) or exercise any other right or remedy with respect to the Collateral, and the Junior Lien Secured Parties, if any, may not authorize or direct the Collateral Trustee with respect to such matters. Notwithstanding the foregoing, any Junior Lien Secured Party representing Required Junior Lien Debtholders may, subject to Sections 3.2 and 7.6 hereof, direct the Collateral Trustee with respect to such matters:
(1)without any condition or restriction whatsoever, at any time after the Discharge of Collateral Trust Parity Lien Obligations;
(2)as necessary to redeem any Collateral in a creditor's redemption permitted by law or to deliver any notice or demand necessary to enforce (subject to the prior Discharge of Collateral Trust Parity Lien Obligations) any right to claim, take or receive proceeds of Collateral remaining after the Discharge of Parity Lien Obligations;
(3)as necessary to perfect or establish the priority (subject to Parity Liens and Liens securing any Priority Lien Obligations) of the Junior Liens upon any Collateral; provided that, unless otherwise agreed to by the Collateral Trustee in the Collateral Trust Security Documents, neither the Junior Lien Secured Parties nor any Junior Lien Representative may require the Collateral Trustee to take any action to perfect any Collateral through possession or control (other than the Collateral Trustee agreeing pursuant to Section 7.4 that the Collateral Trustee as agent for the benefit of the Parity Lien Secured Parties will act as bailee for the Collateral Trustee for the benefit of the Junior Lien Secured Parties); or
(4)as necessary to create, prove, preserve or protect (but not enforce) the Junior Liens upon any Collateral.
b.Subject to Section 7.6, until the Discharge of Parity Lien Obligations, none of the Junior Lien Secured Parties nor the Collateral Trustee acting on behalf of the Junior Lien Secured Parties will be permitted to:
(1)request judicial relief, in an Insolvency or Liquidation Proceeding or in any other court, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to the holders of Parity Lien Obligations in respect of the Parity Liens or that would limit, invalidate, avoid or set aside any Parity Lien or subordinate the Parity Liens to the Junior Liens or grant the Junior Liens equal ranking to the Parity Liens;
(2)oppose or otherwise contest any motion for (a) relief from the automatic stay or from any injunction against foreclosure or (b) any enforcement of Parity Liens, in each case made by any Parity Lien Secured Party in any Insolvency or Liquidation Proceedings;
(3)oppose or otherwise contest any lawful exercise by any Parity Lien Secured Party of the right to credit bid Parity Lien Obligations at any sale of Collateral;
(4)oppose or otherwise contest any other request for judicial relief made in any court by any Parity Lien Secured Party relating to the lawful enforcement of any Parity Lien; or
(5)challenge the validity, enforceability, perfection or priority of the Parity Liens with respect to the Collateral.
Notwithstanding the foregoing, both before and during an Insolvency or Liquidation Proceeding, the Junior Lien Secured Parties may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, other than the commencement of an Insolvency or Liquidation Proceeding against any Pledgor in accordance with applicable law; provided that no Junior Lien Secured Party will be permitted to take any of the actions prohibited by clauses (1) through (5) of this Section 2.4(b) or oppose or contest any motion or the entry of any order that it has agreed not to oppose or contest under Section 2.8.
c.At any time prior to the Discharge of Parity Lien Obligations and after (a) the commencement of any Insolvency or Liquidation Proceeding in respect of any Pledgor or (b) the Collateral Trustee and each Junior Lien Representative having received written notice from any Parity Lien Representative (which, in the case of any Collateral Trust Parity Lien Representative, shall be at the direction of an Act of Required Collateral Trust Holders) stating that (i) any Series of Parity Lien Debt has become due and payable in full (whether at maturity, upon acceleration or otherwise) or (ii) the holders of Parity Liens securing one or more Series of Parity Lien Debt have become entitled under any Parity Lien Document to and desire to enforce any or all of the Parity Liens by reason of a default under such Parity Lien Documents, no payment of money (or the equivalent of money) will be made from the proceeds of Collateral by any Pledgor to the Collateral Trustee for the benefit of any Junior Lien Secured Party or to any Junior Lien Secured Party (including, without limitation, payments and prepayments made for application to Junior Lien Obligations and all other payments and deposits made pursuant to any provision any Junior Lien Document).
d.Subject to Section 7.6, all proceeds of Collateral received by the Collateral Trustee for the benefit of any Junior Lien Secured Party or by any Junior Lien Secured Party in violation of Section 2.4(c) will be held by such Person in trust for the account of the Parity Lien Secured Parties and remitted to the Applicable Controlling Agent. The Junior Liens will remain attached to, and, subject to Sections 2.3, 3.2 and 4.1, enforceable against all proceeds so held or remitted. Subject to Section 7.6, following the Discharge of Parity Lien Obligations, all proceeds of Collateral received by the Collateral Trustee for the benefit of any Junior Lien Secured Party or by any Junior Lien Secured Party not in violation of Section 2.4(c) will be received by such Person free from the Parity Liens.
e.The Junior Lien Secured Parties may, without the consent of the Collateral Trustee or any Parity Lien Secured Parties, enter into any intercreditor agreement to govern the relative priority among the various Series of Junior Lien Debt whose provisions are not inconsistent with those of this Agreement, the Collateral Trust Security Documents or any ABL Intercreditor Agreement: and each of the Collateral Trustee and the Parity Lien Representatives hereby agrees to execute and deliver a counterpart to any such intercreditor agreement if the Borrower has delivered an Officer's Certificate to the Collateral Trustee and the applicable Parity Lien Representatives certifying that such intercreditor agreement complies with the provisions of this Section 2.4(e).
SECTION 2.5    Waiver of Right of Marshaling
.
(a)Prior to the Discharge of Parity Lien Obligations, the Junior Lien Secured Parties and the Collateral Trustee for the benefit of any Junior Lien Secured Party may not assert or enforce any right of marshaling accorded to a junior lienholder, as against the Parity Lien Secured Parties (in their capacity as senior lienholders). Subject to Section 7.6, following the Discharge of Parity Lien Obligations, the Junior Lien Secured Parties (in each case acting through the Collateral Trustee at the direction of an Act of Required Collateral Trust Holders) may assert their right under the UCC or otherwise to any proceeds remaining following a sale or other disposition of Collateral by, or on behalf of, the Parity Lien Secured Parties.
(b)Prior to the Discharge of Credit Agreement Obligations, the Collateral Trust Parity Lien Secured Parties, each Collateral Trust Parity Lien Representative and the Collateral Trustee for the benefit of any Collateral Trustee Parity Lien Secured Party may not assert or enforce any right of marshaling accorded to a parity lienholder, as against the Credit Agreement Secured Parties (in their capacity as parity lienholders). Subject to Section 7.6, following the Discharge of Credit Agreement Obligations, the holders of Collateral Trust Parity Lien Obligations and any Collateral Trust Parity Lien Representative (in each case acting through the Collateral Trustee at the direction of an Act of Required Collateral Trust Holders) may assert their right under the UCC or otherwise to any proceeds remaining following a sale or other disposition of Collateral by, or on behalf of, the holders of Credit Agreement Obligations.
Section 2.6    Discretion in Enforcement of Parity Liens
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(a)Subject to Sections 3.2 and 7.6, in exercising rights and remedies with respect to the Collateral, at any time prior to a Discharge of Parity Lien Obligations the Parity Lien Secured Parties may enforce (or refrain from enforcing) the provisions of the Parity Lien Documents and exercise (or refrain from exercising) remedies thereunder or any such rights and remedies, all in such order and in such manner as they may determine in the exercise of their sole and exclusive discretion, including:
(1)the exercise or forbearance from exercise of all rights and remedies in respect of the Collateral and/or the Parity Lien Obligations;
(2)the enforcement or forbearance from enforcement of any Parity Lien in respect of the Collateral;
(3)the exercise or forbearance from exercise of rights and powers of a holder of shares of stock included in the Senior Trust Estate to the extent provided in the Parity Lien Security Documents;
(4)the acceptance of the Collateral in full or partial satisfaction of the Parity Lien Obligations; and
(5)the exercise or forbearance from exercise of all rights and remedies of a secured lender under the UCC or any similar law of any applicable jurisdiction or in equity.
Section 2.7     No Impairment of Subordination of Junior Liens Resulting from Amendments to Parity Lien Documents
.
(a)Without in any way limiting the generality of Section 2.6, and subject to Sections 3.2 and 7.6, the Parity Lien Secured Parties and the Parity Lien Representatives may, at any time and from time to time, without the consent of or notice to the Junior Lien Secured Parties, without incurring responsibility to the Junior Lien Secured Parties and without impairing or releasing the subordination provided in this Agreement or the obligations hereunder of Junior Lien Secured Parties, do any one or more of the following:
(1)the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Parity Lien Obligations, or otherwise amend or supplement in any manner the Parity Lien Obligations, or any instrument evidencing the Parity Lien Obligations or any agreement under which the Parity Lien Obligations are outstanding including, without limitation, increasing the principal amount thereof and/or any component of interest rate;
(2)release any Person or entity liable in any manner for the collection of the Parity Lien Obligations;
(3)release the Parity Liens on any Collateral; and
(4)exercise or refrain from exercising any rights against any Pledgor.
Section 2.8    Insolvency or Liquidation Proceedings
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(a)If, in any Insolvency or Liquidation Proceeding and prior to the Discharge of Credit Agreement Obligations, the Credit Agreement Collateral Agent in its capacity as Applicable Controlling Agent consents to any motion or order:
(1)for use of cash collateral;
(2)approving a debtor-in-possession financing secured by a Lien that is senior to or on parity with all Parity Liens upon any property of the estate in such Insolvency or Liquidation Proceeding;
(3)granting any relief on account of Credit Agreement Obligations as adequate protection (or its equivalent) for the benefit of the holders of Credit Agreement Obligations in the Collateral subject to Parity Liens;
(4)relating to a sale or disposition of assets, including any motion to approve bid procedures, under Section 363 of the Bankruptcy Code, of any Pledgor, to the extent the Collateral sold is to be free and clear of Liens; or
(5)to accept or reject a disclosure statement relating to a plan of reorganization, or to accept or reject a plan of reorganization, arrangement, compromise or liquidation;
then the Collateral Trust Parity Lien Secured Parties, in their capacity as holders of secured claims, and each Collateral Trust Parity Lien Representative and the Collateral Trustee, acting for the benefit of the Collateral Trust Parity Lien Secured Parties, will not oppose or otherwise contest the entry of such motion or order, so long as the Applicable Controlling Agent does not oppose or contest any request made by the Collateral Trust Parity Lien Secured Parties for the grant to the Collateral Trustee, for the benefit of the Collateral Trust Parity Lien Secured Parties, of a Lien upon any property on which a Lien is (or is to be) granted under such motion or order to secure the Credit Agreement Obligations, co-extensive in all respects with, and equal and ratable (on the terms provided in this Agreement) to, such Liens securing the Credit Agreement Obligations.
(b)Prior to the Discharge of Credit Agreement Obligations, neither the Collateral Trust Parity Lien Secured Parties nor any Collateral Trust Parity Lien Representative will file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral under the Liens, except that (subject to Section 7.6 hereof):
(1)they may freely seek and obtain relief granting a parity Lien co-extensive in all respects with, and equal and ratable (on the terms provided in this Agreement) to, Liens granted in such Insolvency or Liquidation Proceeding to, or for the benefit of, other Parity Lien Secured Parties; and
(2)they may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Credit Agreement Obligations; and
(3)they may vote on any plan of reorganization, arrangement, compromise or liquidation, provided that, no vote, or pleading related to such vote, to accept or reject a disclosure statement, plan of reorganization, arrangement, compromise or liquidation, or otherwise by any Collateral Trust Parity Lien Representative or the Collateral Trust Parity Lien Secured Parties may be inconsistent with the provisions of this Agreement.
(c)If, in any Insolvency or Liquidation Proceeding and prior to the Discharge of Parity Lien Obligations, the Applicable Controlling Agent consents to any motion or order:
(1)for use of cash collateral;
(2)approving a debtor-in-possession financing secured by a Lien that is senior to or on parity with all Parity Liens upon any property of the estate in such Insolvency or Liquidation Proceeding;
(3)granting any relief on account of Parity Lien Obligations as adequate protection (or its equivalent) for the benefit of the holders of Parity Lien Obligations in the Collateral subject to Parity Liens;
(4)relating to a sale or disposition of assets, including any motion to approve bid procedures, under Section 363 of the Bankruptcy Code, of any Pledgor, to the extent the Collateral sold is to be free and clear of Liens; or
(5)to accept or reject a disclosure statement relating to plan of reorganization, or to accept or reject a plan of reorganization, arrangement, compromise or liquidation;
then, the Junior Lien Secured Parties, in their capacity as holders of secured claims, and each Junior Lien Representative and the Collateral Trustee acting for the benefit of the Junior Lien Secured Parties will not oppose or otherwise contest the entry of such motion or order, so long as the Applicable Controlling Agent does not oppose or otherwise contest any request made by the Junior Lien Secured Parties or a Junior Lien Representative for the grant to the Collateral Trustee, for the benefit of the Junior Lien Secured Parties, of a junior Lien upon any property on which a Lien is (or is to be) granted under such motion or order to secure the Parity Lien Secured Parties, co-extensive in all respects with, but subordinated (on the terms provided in this Agreement) to, such Lien and all Parity Liens on such property.
(d)Neither the Junior Lien Secured Parties nor any Junior Lien Representative will file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral under the Junior Liens, except that (subject to Section 7.6 hereof):
(1)they may freely seek and obtain relief granting a junior Lien co-extensive in all respects with, but subordinated (on the terms provided in this Agreement) to, all Liens granted in such Insolvency or Liquidation Proceeding to, or for the benefit of, the Parity Lien Secured Parties;
(2)they may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Parity Lien Obligations; and
(3)they may vote on any plan of reorganization, arrangement, compromise or liquidation, provided that, no vote, or pleading related to such vote, to accept or reject a disclosure statement, plan of reorganization, arrangement, compromise or liquidation, or otherwise by any Junior Lien Representative or the Junior Lien Secured Parties may be inconsistent with the provisions of this Agreement.
(e)If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of Parity Lien Obligations and on account of Junior Lien Obligations, then, to the extent the debt obligations distributed on account of the Parity Lien Obligations and on account of the Junior Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.
(f)Neither the Junior Lien Representatives nor any Junior Lien Secured Party, nor the Collateral Trustee acting on their behalf, shall oppose or seek to challenge any claim by the Parity Lien Representatives, any Parity Lien Secured Party or the Applicable Controlling Agent on their behalf for allowance in any Insolvency or Liquidation Proceeding of Parity Lien Obligations consisting of post-petition interest to the extent of the value of any Parity Lien Secured Party's Lien, without regard to the existence of the Lien of the Collateral Trustee on behalf of the Junior Lien Secured Parties on the Collateral. Neither the Parity Lien Representatives nor any other Parity Lien Secured Party, nor the Applicable Controlling Agent acting on their behalf, shall oppose or seek to challenge any claim by the Junior Lien Representatives, any Junior Lien Secured Party or the Collateral Trustee on their behalf for allowance in any Insolvency or Liquidation Proceeding of Junior Lien Obligations consisting of post-petition interest to the extent of the value of the Lien of the Collateral Trustee for the benefit of the Junior Lien Representatives on behalf of the Junior Lien Secured Parties on the Collateral (in each case, after taking into account the value of the Parity Lien Obligations and any Priority Lien Obligations).
(g)The parties to this Agreement acknowledge that this Agreement is a “subordination agreement” under section 510(a) of the Bankruptcy Code, which will be effective before, during and after the commencement of an Insolvency or Liquidation Proceeding. All references in this Agreement to any Pledgor will include such Person as a debtor-in-possession and any receiver or trustee for such Person in an Insolvency or Liquidation Proceeding.
Section 2.9    Collateral Shared Equally and Ratably within Class
. Subject to Section 2.4(e) and 3.9(d), the parties to this Agreement agree that the payment and satisfaction of all of the Collateral Trust Parity Lien Obligations and the Junior Lien Obligations within each Class will be secured equally and ratably by the Liens established in favor of the Collateral Trustee for the benefit of the Collateral Trust Secured Parties belonging to such Class, notwithstanding the time of incurrence of any Collateral Trust Parity Lien Obligations or Junior Lien Obligations, as applicable, within such Class or time or method of creation or perfection of any Liens securing such Collateral Trust Parity Lien Obligations or Junior Lien Obligations within such Class. It is understood and agreed that nothing in this Section 2.9 is intended to alter the priorities among Collateral Trust Secured Parties belonging to different Classes, or between the Credit Agreement Secured Parties and any Series of Collateral Trust Secured Parties, in each case as provided in Section 2.3.
Section 2.10    No New Liens
.
(a)Subject to Section 2.10(c), so long as the Discharge of Parity Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Pledgor, the parties hereto agree that the Borrower will not, and will not permit any other Pledgor to:
(1)grant or permit any additional Liens on any asset or property to secure any Junior Lien Obligation unless it has granted or substantially concurrently grants a Lien on such asset or property to secure all of the Parity Lien Obligations, the parties hereto agreeing that any such Lien shall be subject to Section 2.3 hereof; or
(2)grant or permit any additional Liens on any asset or property to secure any Parity Lien Obligations unless it has granted or substantially concurrently grants a Lien on such asset or property to secure all of the Junior Lien Obligations.
(b)The Trustee and the Collateral Trustee each hereby agrees that it will not accept any Lien on any Collateral for the benefit of the holders of the Notes (other than funds deposited for the discharge or defeasance of the Notes) other than pursuant to the Collateral Trust Security Documents. Each other Collateral Trust Representative hereby agrees that it will not accept any Lien on any Collateral for the benefit of the holders of the Series of Collateral Trust Debt that such Collateral Trust Representative represents (other than funds deposited for the discharge or defeasance of such Series) other than pursuant to the Collateral Trust Security Documents.
(c)Notwithstanding the foregoing, without granting a Lien on such assets to secure any other Secured Obligations, any Pledgor may grant or permit Liens (i) on funds deposited for the discharge or defeasance of any Series of Collateral Trust Debt as provided in Section 2.10(b), (ii) on the Equity Interests issued by the Borrower or on any other assets of CA Acquisition Holdings, Inc. or any other parent of the Borrower, in each case in this clause (ii) to secure any Credit Agreement Obligations or any future Series of Collateral Trust Parity Lien Obligations, or (iii) on cash or cash equivalents to the issuers of letters of credit (and/or any lenders participating in the facilities under which such letters of credit are issued) to satisfy requirements set forth in the reimbursement agreement for such letters of credit or the related facilities with respect to the cash collateralization of such letters of credit. In addition, the provisions of this Section 2.10 shall (x) not require any Pledgor to grant any Liens for the benefit of a particular Series of Secured Debt on any assets that the Secured Debt Documents relating to such Series of Secured Debt provide shall be Excluded Assets with respect to such Series of Secured Debt, and (y) not require any Pledgor to grant any Liens to secure any Limited Parity Lien Debt on any Collateral other than as contemplated by subclause (b) of the proviso to clause (2) of the definition of “Parity Lien Cap” in the Indenture or such other applicable provision of a Secured Debt Document that limits the Collateral that may secure such Parity Lien Debt on an equal and ratable basis with other Parity Lien Debt.

ARTICLE 3
Obligations and powers of Collateral Trustee and applicable controlling agent
Section 3.1    Appointment and Undertaking of the Collateral Trustee
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(a)Each other Collateral Trust Parity Lien Secured Party and Junior Lien Secured Party acting through its respective Secured Debt Representative and/or by its acceptance of the benefits of the Collateral Trust Security Documents hereby appoints Wells Fargo Bank, National Association to serve as collateral trustee hereunder on the terms and conditions set forth herein. Subject to, and in accordance with, this Agreement (including Section 3.2) and any ABL Intercreditor Agreement, the Collateral Trustee, as collateral trustee for the benefit solely and exclusively of the present and future Collateral Trust Secured Parties, is hereby authorized and directed to execute and deliver, and to take such actions on their behalf under the provisions of, this Agreement and the other Collateral Trust Security Documents, and to exercise such powers and perform such duties as are expressly delegated to the Collateral Trustee by the terms of this Agreement and the other Collateral Trust Security Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding anything to the contrary contained in this Agreement but subject to Sections 3.2 and 7.6, the Collateral Trustee will not be obligated to commence any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against any Collateral (other than actions as necessary to prove, protect or preserve the Liens securing the Collateral Trust Obligations) unless and until it shall have been directed in writing by an Act of Required Collateral Trust Holders and then only in accordance with the provisions of this Agreement and the Collateral Trust Security Documents.
(b)Each Collateral Trust Secured Party acknowledges and consents to the undertaking of the Collateral Trustee set forth in Section 3.1(a) and agrees to each of the other provisions of this Agreement applicable to the Collateral Trustee.
(c)Notwithstanding anything to the contrary contained in this Agreement but subject to Sections 3.2 and 7.6, the Collateral Trustee will not be obligated to commence any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against any of the Collateral (other than actions as necessary to prove, protect or preserve the Liens securing the Collateral Trust Obligations) unless and until it shall have been directed in writing by an Act of Required Collateral Trust Holders and then only in accordance with the provisions of this Agreement.
(d)Notwithstanding anything to the contrary contained in this Agreement, prior to the Discharge of Collateral Trust Parity Lien Obligations, the Collateral Trustee may not be the same institution serving as a Junior Lien Representative. In addition, notwithstanding anything to the contrary contained in this Agreement, neither the Borrower nor any of its Affiliates may serve as Collateral Trustee.

Section 3.2    Applicable Controlling Agent
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(a)Notwithstanding anything to the contrary contained in this Agreement but subject to Section 7.6, only the Applicable Controlling Agent shall have the right to direct foreclosures and take actions with respect to the Collateral (and, therefore, prior to the Discharge of Credit Agreement Obligations, the Collateral Trustee shall not have the right to take any such actions without the express written consent of the Credit Agreement Collateral Agent).
(b)Subject to Section 7.6, the Collateral Trust Obligations and the Credit Agreement Obligations may be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, in whole or in part, in each case, to the extent permitted by the Collateral Trust Debt Documents and the documentation governing the Credit Agreement Obligations.
(c)Subject to Section 7.6, in its capacity as the Applicable Controlling Agent, the Credit Agreement Collateral Agent shall act, or decline to act, at the direction of the holders of Credit Agreement Obligations required for taking any applicable action in accordance with the provisions of the Applicable Credit Agreement (the “Required Credit Agreement Lenders”). Unless it has been directed to the contrary by the Required Credit Agreement Lenders, the Credit Agreement Collateral Agent in any event may (but will not be obligated to), subject to Section 7.6, take or refrain from taking any action with respect to any default under any Credit Agreement Security Document or this Agreement as it may deem advisable and in the best interest of the Credit Agreement Secured Parties.
(d)Subject to the foregoing and to Section 7.6, notwithstanding the equal priority of the Liens referred to above, the Applicable Controlling Agent may deal with the Collateral as if such Applicable Controlling Agent had a senior and exclusive Lien on such Collateral. No Credit Agreement Secured Party or Collateral Trust Secured Party may contest, protest or object to any foreclosure proceeding or action brought by the Applicable Controlling Agent. Each Credit Agreement Secured Party or Collateral Trust Secured Party, including the holders of the Notes by acceptance thereof, will be deemed to have agreed that it will not challenge or question, or support any other Person in challenging or questioning, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any Credit Agreement Secured Party or Collateral Trust Secured Party in all or any part of the Collateral, or any of the provisions of this Agreement.
(e)For so long as the Credit Agreement Collateral Agent is the Applicable Controlling Agent, the Collateral Trustee hereby appoints the Credit Agreement Collateral Agent as its agent and authorizes (and each Pledgor hereby consents to such appointment and authorization) (x) the Credit Agreement Collateral Agent to exercise all remedies under any Collateral Trust Security Document so long as the Credit Agreement Collateral Agent is contemporaneously exercising remedies under the Credit Agreement Security Documents and (y) in connection with any sale or other disposition of the Collateral, the Credit Agreement Collateral Agent to release the security interest of the Collateral Trustee as provided in Section 4.1.
Section 3.3    Release or Subordination of Liens
. Except as provided in Section 2.8, the Collateral Trustee will not release or subordinate any Lien of the Collateral Trustee or consent to the release or subordination of any Lien of the Collateral Trustee, except:
(a)as directed by an Act of Required Collateral Trust Holders accompanied by an Officer's Certificate to the effect that the release or subordination was permitted by each applicable Secured Debt Document;
(b)as required by Article 4;
(c)as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction;
(d)for the subordination of the Junior Trust Estate and the Junior Liens to the Senior

Trust Estate and the Parity Liens; or
(e)for the subordination of the Liens on the Current Asset Collateral securing the Parity Lien Obligations to the Liens on the Current Asset Collateral securing the Priority Lien Debt to the extent required by any ABL Intercreditor Agreement.

Section 3.4    Enforcement of Liens
by Collateral Trustee. If the Collateral Trustee at any time receives written notice stating that any event has occurred that constitutes a default under any Collateral Trust Debt Document entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce its Liens under the Collateral Trust Security Documents, it will promptly deliver written notice thereof to each Parity Lien Representative and each Junior Lien Representative. Thereafter, the Collateral Trustee may await direction by an Act of Required Collateral Trust Holders and will, subject to Sections 3.2 and 7.6 act, or decline to act, as directed by an Act of Required Collateral Trust Holders, in the exercise and enforcement of the Collateral Trustee's interests, rights, powers and remedies in respect of the Collateral or under the Collateral Trust Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Trustee will, subject to Sections 3.2 and 7.6, act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Required Collateral Trust Holders. Unless it has been directed to the contrary by an Act of Required Collateral Trust Holders, the Collateral Trustee in any event may (but will not be obligated to), subject to Sections 3.2 and 7.6, take or refrain from taking such action with respect to any default under any Collateral Trust Debt Document as it may deem advisable and in the best interest of the holders of the Collateral Trust Obligations.
Section 3.5    Application of Proceeds
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(a)Subject to the last sentence of this Section 3.5(a), to Sections 3.9(d) and 7.6 and to the rights of holders of Liens which, under each of the Parity Lien Security Documents, are permitted to be incurred on a priority basis to the Parity Liens, if any Collateral is sold or otherwise realized upon by the Applicable Controlling Agent in connection with any foreclosure, collection or other enforcement of Liens granted to the Collateral Trustee or the other Applicable Controlling Agent in the Collateral Trust Security Documents or other Parity Lien Security Documents, as applicable, the proceeds (including any such proceeds that comprise proceeds of any title or other insurance policy) received by the Collateral Trustee or other Applicable Controlling Agent, as applicable, from such foreclosure, collection or other enforcement of Liens (whether or not such foreclosure, collection or other enforcement is made by the Collateral Trustee or other Applicable Controlling Agent) and any distributions under the ABL Intercreditor Agreement received by the Collateral Trustee or other Applicable Controlling Agent, as applicable, will be distributed by the Collateral Trustee or other Applicable Controlling Agent, as applicable, in the following order of application:
FIRST, ratably to the payment of all amounts payable under this Agreement, the Collateral Trust Debt Documents and the other Parity Lien Documents on account of the trustee's, the Collateral Trustee's, each Collateral Trust Representative's, the Credit Agreement Collateral Agent's and the Applicable Controlling Agent's fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by any of them or any co-trustee or agent of the Collateral Trustee or the Applicable Controlling Agent in connection with any Collateral Trust Security Document or other Parity Lien Security Documents (including, but not limited to, indemnification obligations);
SECOND, to the respective Parity Lien Representatives, Hedge Providers and Cash

Management Providers, equally and ratably for application to the payment of all outstanding Parity Lien Debt and any other Parity Lien Obligations that are then due and payable in such order as may be provided in the Parity Lien Documents in an amount sufficient to pay in full in cash all outstanding Parity Lien Debt and all other Parity Lien Obligations that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Parity Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Parity Lien Document) of all outstanding letters of credit constituting Parity Lien Debt);

THIRD, to the respective Junior Lien Representatives equally and ratably for application to the payment of all outstanding Junior Lien Debt and any other Junior Lien Obligations that are then due and payable in such order as may be provided in the Junior Lien Documents in an amount sufficient to pay in full in cash all outstanding Junior Lien Debt and all other Junior Lien Obligations that are then due and payable (including, to the extent legally permitted, all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Junior Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Junior Lien Document) of all outstanding letters of credit, if any, constituting Junior Lien Debt); and
FOURTH, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to the applicable Pledgor, as the case may be, its successors or assigns, or as a court of competent jurisdiction may direct.
Notwithstanding the foregoing, (x) with respect to any Collateral for which a third party (other than a Parity Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of Parity Lien Debt but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Parity Lien Obligations (such third party, an “Intervening Creditor”), the value of any Collateral or proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Collateral or proceeds to be distributed in respect of the Series of Parity Lien Obligations with respect to which such Impairment exists And (y) as provided in Section 2.3(b), the amount of Parity Lien Obligations to be paid pursuant to this Section 3.5 prior to any distributions in respect of Junior Lien Obligations shall not exceed the Maximum Senior Lien Amount then in effect (it being understood that any such payments in excess of such amount shall be paid prior to any distributions under clause FOURTH above.
(b)If any Junior Lien Representative or any Junior Lien Secured Party collects or receives any proceeds of such foreclosure, collection or other enforcement (including any such proceeds that comprise proceeds of any title or other insurance policy) that should have been applied to the payment of the Parity Lien Obligations in accordance with Section 3.5(a) or to Priority Lien Obligations in accordance with the ABL Intercreditor Agreement, whether before or after the commencement of an Insolvency or Liquidation Proceeding or otherwise, such Junior Lien Representative or such Junior Lien Secured Party, as the case may be, will forthwith deliver the same to the Applicable Controlling Agent for the account of the Parity Lien Secured Parties, to be applied in accordance with the provisions set forth in Section 3.5(a) or to the applicable representative under the ABL Intercreditor Agreement, as the case may be. Until so delivered, such proceeds will be held by that Junior Lien Representative or that Junior Lien Secured Party, as the case may be, in trust for the benefit of the Parity Lien Secured Parties, subject to Section 7.6. For the avoidance of doubt, these provisions will not apply to payments received by any Junior Lien Secured Party if such payments are not proceeds of, or the result of a realization upon, Collateral.
(c)If any Parity Lien Representative or any Parity Lien Secured Party collects or receives any proceeds (including any such proceeds that comprise proceeds of title or other insurance) of such foreclosure, collection or other enforcement that should have been applied to the payment of all the Parity Lien Obligations in accordance with Section 3.5(a) or to Priority Lien Obligations in accordance with the ABL Intercreditor Agreement, whether before or after the commencement of an Insolvency or Liquidation Proceeding or otherwise, such Parity Lien Representative or such Parity Lien Secured Party, as the case may be, will forthwith deliver the same to the Applicable Controlling Agent for the account of all the Parity Lien Secured Parties, to be applied in accordance with the provisions set forth in Section 3.5(a) or to the Priority Lien Agent, as the case may be. Until so delivered, such proceeds will be held by that Parity Lien Representative or that Parity Lien Secured Party, as the case may be, in trust for the benefit of the Parity Lien Secured Parties, subject to Section 7.6. For the avoidance of doubt, these provisions will not apply to payments received by any Collateral Trust Parity Lien Secured Party if such payments are not proceeds of, or the result of a realization upon, Collateral.
(d)The provisions of this Section 3.5 are intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future Parity Lien Secured Party, each present and future Parity Lien Representative and the Collateral Trustee.
(e)In connection with the application of proceeds pursuant to Section 3.5(a) (except, in the case of the Collateral Trustee, as otherwise directed by an Act of Required Collateral Trust Holders), the Applicable Controlling Agent may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.
(f)In making the determinations and allocations in accordance with Section 3.5(a), the Applicable Controlling Agent may conclusively rely upon information supplied by the relevant Secured Debt Representative as to the amounts of unpaid principal and interest and other amounts outstanding with respect to its Secured Obligations and upon information supplied by the relevant Hedge Provider or Cash Management Provider as to the amount of any “settlement amount” (or similar term) of any Hedge Agreements or Cash Management Obligations included in the Parity Lien Obligations.
Section 3.6    Powers of the Collateral Trustee
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(a)Subject to Sections 3.2 and 7.6 hereof, the Collateral Trustee is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies under the Collateral Trust Security Documents and applicable law and in equity and to act as set forth in this Article 3 or, subject to the other provisions of this Agreement, as requested in any lawful directions given to it from time to time in respect of any matter by an Act of Required Collateral Trust Holders.
(b)No Secured Debt Representative or holder of Secured Obligations (other than the Collateral Trustee) will have any liability whatsoever for any act or omission of the Collateral Trustee unless such Secured Debt Representative of Secured Party directed the Collateral Trustee to take such act or refrain from acting.
Section 3.7    Documents and Communications
. The Borrower will deliver to each Collateral Trust Representative copies of all Collateral Trust Security Documents delivered to the Collateral Trustee. The Collateral Trustee will permit each Collateral Trust Representative and each holder of Secured Obligations upon reasonable written notice from time to time to inspect and copy, at the cost and expense of the party requesting such copies, any and all Security Documents and other documents, notices, certificates, instructions or communications received by the Collateral Trustee in its capacity as such.
Section 3.8    For Sole and Exclusive Benefit of Holders of Collateral Trust Obligations
. Subject to Sections 3.2 and 7.6 hereof, the Collateral Trustee will accept, hold, administer and enforce all Liens on the Collateral at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Trustee and all other property of the Trust Estates solely and exclusively for the benefit of the present and future holders of present and future Collateral Trust Obligations, and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions of Section 3.5.
Section 3.9    Additional Secured Debt
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(a)(i) The Collateral Trustee will, as collateral trustee hereunder, perform its undertakings set forth in Section 3.1(a) with respect to any Series of Collateral Trust Debt that is issued or incurred after the date hereof., and (ii) the Applicable Controlling Agent will have the rights and obligations under this Agreement with respect to any Series of Secured Debt that is issued or incurred after the date hereof, in each case, if:
(1)such Series of Collateral Trust Debt or Secured Debt, respectively, is identified as Parity Lien Debt or Junior Lien Debt in accordance with the procedures set forth in Section 3.9(b);
(2)the designated Secured Debt Representative identified pursuant to Section 3.9(b) signs a Collateral Trust Joinder and delivers the same to the Collateral Trustee; and
(3)if a Future ABL Facility is in existence, the designated Secured Debt Representative pursuant to Section 3.9(b) signs and delivers the joinders or supplements to the ABL Intercreditor Agreement, if any, as provided thereunder.
(b)Subject to Section 3.9(d), the Borrower will be permitted to designate an additional Series of Secured Debt hereunder only by delivering to the Collateral Trustee an Additional Secured Debt Designation that:
(1)states that the Borrower or another Pledgor intends to incur additional Secured Debt (“Additional Secured Debt”) which will either be (i) Collateral Trust Parity Lien Debt or Credit Agreement Debt not prohibited by any Secured Debt Document to be incurred and secured by a Parity Lien equally and ratably with all previously existing and future Parity Lien Debt (and, if Credit Agreement Debt, designates it as such) or (ii) Junior Lien Debt not prohibited by any Secured Debt Document to be incurred and secured with a Junior Lien equally and ratably with all previously existing and future Junior Lien Debt;
(2)specifies the name and address of the Secured Debt Representative for such series of Additional Secured Debt for purposes of this Agreement including Section 7.9;
(3)states that each Pledgor has duly authorized all relevant filings and recordations with regard to Collateral to ensure that the Additional Secured Debt is secured by the Collateral in accordance with the Security Documents and describes such material filings and recordations that are contemplated by the Borrower in respect of such Additional Secured Debt as of the date of such Additional Secured Debt Designation;
(4)attaches as Exhibit 1 to such Additional Secured Debt Designation a Reaffirmation Agreement in substantially the form attached as Exhibit 1 to Exhibit A of this Agreement, which Reaffirmation Agreement has been duly executed by each Pledgor;

and
(5)states that the Borrower has caused a copy of the Additional Secured Debt Designation and the related Collateral Trust Joinder to be delivered to each then existing Secured Debt Representative.
Upon receipt by the Collateral Trustee of such Additional Secured Debt Designation that complies with clauses (1)-(5) of this Section 3.9(b), the Collateral Trustee shall sign the Acknowledgement of Receipt in respect of each of the Additional Secured Debt Designation and the related Collateral Trust Joinder in connection with the delivery thereof. Although the Borrower shall be required to deliver a copy of each Additional Secured Debt Designation and each Collateral Trust Joinder to each then existing Secured Debt Representative, the failure to so deliver a copy of the Additional Secured Debt and/or Collateral Trust Joinder to any then existing Secured Debt Representative shall not affect the status of such debt as Additional Secured Debt if the other requirements of this Section 3.9 are complied with. Each of the Collateral Trustee and any then existing Secured Debt Representative shall have the right to request that the Borrower provide a copy of any legal opinion of counsel (which may be provided by internal counsel to the Borrower) provided to the holders of Additional Secured Debt or their Secured Debt Representative as to the Additional Secured Debt being secured by a valid and perfected security interest in the Collateral. Notwithstanding the foregoing, nothing in this Agreement will be construed to allow any Pledgor to incur additional Indebtedness or Liens if prohibited by the terms of any Secured Debt Documents.
(c)With respect to any Series of Collateral Trust Debt that is issued or incurred after the date hereof, each of the Pledgors, the Collateral Trustee and the Collateral Trust Representatives, as applicable, agree to take such actions and to enter into such technical amendments, modifications and/or supplements to the then existing Collateral Trust Security Documents (or execute and deliver such additional Collateral Trust Security Documents) as may from time to time be reasonably requested by any such Persons, to ensure that the Additional Secured Debt is secured by, and entitled to the benefits of, the relevant Collateral Trust Security Documents, and each of the Collateral Trust Secured Parties (by its acceptance of the benefits hereof) hereby agrees to, and authorizes the Collateral Trustee to enter into, any such technical amendments, modifications and/or supplements (and additional Collateral Trust Security Documents). Borrower and each Guarantor hereby further agree that, if there are any recording, filing or other similar fees payable in connection with any of the actions to be taken pursuant to this Section 3.9(c), all such amounts shall be paid by, and shall be for the account of, Borrower and the respective Guarantors, on a joint and several basis.
(d)In the event that any Pledgor intends to incur additional Limited Parity Lien Debt, then the Liens securing such Parity Limited Lien Debt shall extend solely to the assets and property described in subclause (b) of the proviso to clause (2) in the definition of “Parity Lien Cap” in the Indenture or other applicable provision of the Secured Debt Document that limits the Collateral that may secure such Parity Lien Debt on an equal and ratable basis with other Parity Lien Debt, and therefore such Limited Parity Lien Debt will share equally and ratably (on the terms provided in this Agreement) with the other Series of Parity Lien Debt with respect to such assets and property but not with respect to any other Collateral.
(e)Without limitation of the foregoing, each of the Pledgors agrees to take the following actions with respect to any real property Collateral referred to below with respect to all Additional Secured Debt:
(1)Within the time period permitted by the Secured Debt Documents relating to such Additional Secured Debt, the applicable Pledgors shall (except as set forth below), with regard to each parcel of real property subject to an existing mortgage or deed of trust in favor of the Collateral Trustee (each such existing mortgage or deed of trust, an “Existing Mortgage” and each property subject to an Existing Mortgage, a “Mortgaged

Property”) that is required by the applicable Secured Debt Documents to secure the corresponding Additional Secured Debt, enter into, and deliver to the Collateral Trustee, (x) a mortgage modification (A) to the extent necessary to ensure that such Additional Secured Debt is secured by such Existing Mortgage and/or (B) to preserve the priority of the Existing Mortgage with the inclusion of such Additional Secured Debt in the obligations secured thereby (provided that a mortgage modification described in this clause (B) shall be delivered at the time of the incurrence of such Additional Secured Debt) (each such modification, a “Modification”) and/or (y) a new mortgage or deed of trust (each such new mortgage or deed of trust, a “New Mortgage”) with such changes as may be required to account for local law matters, in the case of clause (x) and (y), as applicable, in proper form for recording in all applicable jurisdictions and otherwise in form and substance reasonably satisfactory to the Applicable Controlling Agent, and the Pledgors are jointly and severally liable to pay all filing and recording fees and taxes, documentary stamp taxes and other taxes, charges and fees, if any, necessary for filing or recording in the recording office of each jurisdiction where such Mortgaged Property is situated;
(2)If a Modification or New Mortgage is required to be delivered with respect to a Mortgaged Property, the applicable Pledgors will cause to be delivered a local counsel opinion with respect to each such Mortgaged Property in form and substance, and issued by law firms, in each case, reasonably satisfactory to the Applicable Controlling Agent;
(3)If a Modification or New Mortgage is required to be delivered with respect to a Mortgaged Property, the applicable Pledgors will cause a title company reasonably acceptable to the Applicable Controlling Agent to have delivered to the Collateral Trustee a title insurance policy or commitment to issue a title insurance policy (or, as applicable, an endorsement to each title insurance policy previously delivered to the Collateral Trustee with respect to the Existing Mortgage(s) for such Class of Secured Obligations), date down(s) or other evidence reasonably satisfactory to the Applicable Controlling Agent (which may include a new title insurance policy) (each such delivery, a “Title Datedown Product”), in each case insuring that (i) the validity, enforceability and priority of the Liens of the applicable Existing Mortgage(s) as affected by a Modification as security for the Parity Lien Obligations or Junior Lien Obligations, as applicable, (including such Additional Secured Debt) has not changed or a New Mortgage is entered into, that the Lien of such New Mortgage securing the Parity Lien Debt or Junior Lien Debt, as applicable, then being incurred shall be enforceable and have the same priority as any Existing Mortgage securing then existing Parity Lien Obligations or Junior Lien Obligations, as applicable, (ii) confirming and/or insuring that since the later of the original date of such title insurance product and the date of the Title Datedown Product delivered most recently prior to (and not in connection with) such Additional Secured Debt, there has been no material change in the condition of title and (iii) there are no material intervening liens or encumbrances which may then or thereafter take priority over the Lien of the applicable Existing Mortgage(s), as affected by the Modifications or New Mortgages, as applicable, in each case other than with respect to Liens permitted by each Secured Debt Document (without adding any material additional exclusions or exceptions to coverage); and
(4)     If a Modification or New Mortgage is required to be delivered with respect to a Mortgaged Property, the applicable Pledgor shall, upon the request of the Applicable Controlling Agent, deliver to the approved title company, the Collateral Trustee and/or all other relevant third parties all other items reasonably necessary to record each such New Mortgage and Modification, to issue a Title Datedown Product and to create, perfect or preserve the validity, enforceability and priority of the Lien of the Existing Mortgage(s), as affected by the Modifications or New Mortgages, as applicable, as set forth above and contemplated hereby and by the Secured Debt Documents.

(f)The Borrower shall have the right at any time on or after the Discharge of Parity Lien Obligations has occurred, and subject to Section 7.6, to enter into any Parity Lien Document evidencing a Parity Lien Debt which incurrence is not prohibited by the applicable Secured Debt Documents, and to designate such Indebtedness as Collateral Trust Parity Lien Debt in accordance with Sections 3.9(a) and (b). At any time from and after the date of such designation (the “Reference Date”), the obligations under such Parity Lien Document shall automatically and without further action be treated as Collateral Trust Parity Lien Debt for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the Junior Lien Obligations shall be at all times subordinated and junior to such Collateral Trust Parity Lien Obligations pursuant to the terms of this Agreement, including with respect to Junior Lien Obligations that were incurred or outstanding on or prior to the Reference Date.
ARTICLE 4
RELEASE OF LIENS
Section 4.1    Release of Liens on Collateral
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(a)The Collateral Trustee's Liens upon the Collateral will be released in any one or more of the following circumstances:
(1)in whole, upon (i) payment in full and discharge of all outstanding Collateral Trust Obligations that are outstanding, due and payable at the time the entire outstanding principal amount under all Collateral Trust Debt Documents (other than in respect of Hedging Obligations and Cash Management Obligations) is paid in full and discharged and (ii) termination or expiration of all commitments to extend credit under all Collateral Trust Debt Documents and the cancellation or termination or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Collateral Trust Debt Documents) of all outstanding letters of credit issued pursuant to any Collateral Trust Debt Documents, or the making of other arrangements satisfactory to each issuer of such letters of credit;
(2)as to any Collateral that is sold, transferred or otherwise disposed of by any Pledgor to a Person that is not (either before or after such sale, transfer or disposition) the Borrower or a Guarantor in a transaction or other circumstance that complies with Section 4.10 of the Indenture (if applicable) and is not prohibited by any of the other Collateral Trust Debt Documents or by the Applicable Credit Agreement, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of (and the Collateral Trustee may rely conclusively on a certificate to that effect, or to the effect that the proviso to this clause (2) is not applicable, provided to it by a Pledgor without inquiry); provided that, if the Indenture is then in existence, the Collateral Trustee's Liens upon the Collateral will not be released pursuant to this clause (2) if the sale or disposition is subject to Section 5.01 of the Indenture and in accordance with such section such Collateral is transferred to a Successor Company or a Successor Guarantor (as each such term is defined in the Indenture);
(3)as to a release of less than all or substantially all of the Collateral, if consent to the release of all Collateral Trust Parity Liens on such Collateral has been given by an Act of Required Collateral Trust Holders;
(4)as to a release of all or substantially all of the Collateral, if the Borrower has delivered an Officer's Certificate to the Collateral Trustee certifying that consent to the release of that Collateral has been given by the requisite percentage or number of holders of each Series of Collateral Trust Debt at the time outstanding as provided for in the applicable Collateral Trust Debt Documents;
(5)notwithstanding any of the foregoing, if the Applicable Controlling Agent is exercising its rights or remedies with respect to the Collateral and releases any of the Parity Liens on any part of the Collateral or such Liens are released in connection with the sale of Collateral with the approval of the Applicable Controlling Agent while an event of default under any Parity Lien Obligations has occurred and is continuing, then the Junior Liens and all other Parity Liens (other than Liens securing Credit Agreement Obligations) on such Collateral shall be automatically, unconditionally and simultaneously released. If in connection with any exercise of rights and remedies by the Applicable Controlling Agent, the equity interests of any Person are foreclosed upon or otherwise disposed of and the Applicable Controlling Agent releases any Parity Lien on the property or assets of such Person or such Liens are released in connection with the sale of Collateral with the approval of the Applicable Controlling Agent while an event of default under any Parity Lien Obligations has occurred and is continuing, then the Junior Liens and all other Parity Liens (other than Liens securing Credit Agreement Obligations) with respect to the property or assets of such Person will be automatically released to the same extent as such Parity Liens;
(6)to the extent that any Guarantor is released from its guarantee of any Collateral Trust Parity Lien Debt or Junior Lien Debt in accordance with the provisions of the Indenture or the other applicable Collateral Trust Debt Documents, the Liens on Collateral of such Guarantor securing such guarantee shall be automatically released;
(7)to the extent any Collateral is comprised of property that is subject to a Lien permitted by clauses (2), (3), (5), (8), (11), (12), (14), (16), (18), (19), (21)(A), (21)(B), (22) or (28), or permitted by clause (20) (but only to the extent relating to the refinancing, refunding, extension, renewal or replacement of Liens permitted under any of the other clauses referred to in this clause (7)), of the definition of Permitted Liens (as defined in the Indenture) and such Lien is not prohibited by any other applicable Collateral Trust Debt Document, if the holder of such Lien requires such release (and the Collateral Trustee may rely conclusively on a certificate to that effect, or to the effect that the proviso to this clause (7) is not applicable, provided to it by a Pledgor without inquiry) (provided, that, if the Indenture is then in existence, shares of Capital Stock shall not be automatically released except in respect of Liens permitted by clauses (2), (11), (19), (21)(A), (21)(B) or (28) of the definition of Permitted Liens or permitted by clause (20) thereof (but only to the extent relating to Liens permitted under any of the other clauses of this proviso));
(8)to the extent the Credit Agreement Collateral Agent releases Liens on any Collateral in an aggregate amount in any fiscal year not to exceed $3,500,000 pursuant to Section 9.02(c) of the Existing Credit Agreement or any similar provision of any other Credit Agreement, the Collateral Trustee's Liens on such Collateral shall be automatically released;
(9)to the extent that, pursuant to the terms of the Applicable Credit Agreement, the Credit Agreement Collateral Agent executes and delivers confirmations acknowledging that Collateral consisting of licensed or leased property is subject to the rights of the applicable licensee or lessee, the Collateral Trustee shall automatically be deemed to have provided an equivalent acknowledgment;
(10)if, pursuant to the terms of the ABL Intercreditor Agreement, Liens on Current Asset Collateral are released in connection with a sale thereof while an event of default under the Priority Lien Debt Documents has occurred and is continuing, the Collateral Trustee's Lien on such Current Asset Collateral shall be automatically released;

or
(11)if, pursuant to the terms of the ABL Intercreditor Agreement, Liens on Fixed Asset Collateral are released in connection with a sale thereof while an event of default under the Priority Lien Debt Documents has occurred and is continuing, the Junior Liens on such Fixed Asset Collateral shall be automatically released.
The Collateral Trust Security Documents provide that the Liens securing the Collateral Trust Obligations will extend to the proceeds of any sale of Collateral. As a result, the Collateral Trustee's Liens apply to the proceeds of any such Collateral received in connection with any sale or other disposition of assets described in the preceding paragraphs.
(b)The Collateral Trustee agrees for the benefit of the Borrower and the other Guarantors that if the Collateral Trustee at any time receives:
(1)an Officer's Certificate and an opinion of counsel (which counsel may be an employee of or counsel to a Pledgor and which opinion may be subject to customary assumptions, exceptions and qualifications) stating that (A) the Person making such certificate or opinion has read Section 4.1 (or Section 4.4, as applicable) of this Agreement, (B) such Person has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the conditions precedent in Section 4.1 (or Section 4.4, as applicable) to the execution and delivery of the applicable release by the Collateral Trustee have been satisfied, and (C) in the opinion of such Person, such conditions precedent, if any, have been satisfied; and
(2)the proposed instrument or instruments releasing such Lien as to such property in recordable form, if applicable;
then the Collateral Trustee will execute (with such acknowledgements and/or notarizations as are required) and, subject to Section 4.1(c), deliver such release to the Borrower or other applicable Guarantor on or before the later of (x) the date specified in such request for such release and (y) the fifth Business Day (or such shorter period as the Collateral Trustee may agree) after the date of receipt of the items required by this Section 4.1(b) by the Collateral Trustee.
(c)The Collateral Trustee hereby agrees that, in the case of any release pursuant to clause (2), (3) or (6) of Section 4.1(a) in connection with a sale, transfer or other disposition of Collateral, or pursuant to clause (1) of Section 4.1(a) or Section 4.4 in connection with a refinancing of the applicable Collateral Trust Debt, if the terms of any related sale, transfer or other disposition or refinancing require the payment of the purchase price or proceeds of Indebtedness to be contemporaneous with the delivery of the applicable release, then, at the written request of and at the expense of the Borrower or other applicable Guarantor, the Collateral Trustee will either (A) be present at and deliver the release at the closing of such transaction or (B) deliver the release under customary escrow arrangements that permit such contemporaneous payment and delivery of the release; and
Section 4.2     Delivery of Copies to Secured Debt Representatives
. The Borrower will deliver to each Secured Debt Representative a copy of each Officer's Certificate delivered to the Collateral Trustee pursuant to Section 4.1(b), together with copies of all documents delivered to the Collateral Trustee with such Officer's Certificate. The Secured Debt Representatives will not be obligated to take notice thereof or to act thereon.
Section 4.3    Collateral Trustee not Required to Serve, File or Record
. The Collateral Trustee is not required to serve, file, register or record any instrument releasing or subordinating its Liens on any Collateral, including, without limitation, any such instruments delivered pursuant to Section 4.1 or 4.4.

Section 4.4    Release of Liens in Respect of the Notes, any Series of Collateral Trust Parity Lien Debt or any Series of Junior Lien Debt
.
(a)Release of Liens in Respect of the Notes. In addition to any release pursuant to Section 4.1 hereof, the Collateral Trustee's Parity Lien will no longer secure the Notes outstanding under the Indenture or any other Obligations under the Indenture, and the right of the holders of the Notes and such Obligations to the benefits and proceeds of the Collateral Trustee's Parity Lien on the Collateral will terminate and be discharged:
(1)upon satisfaction and discharge of the Indenture as set forth therein;
(2)upon a legal Defeasance or covenant Defeasance of the Notes as set forth in the Indenture;
(3)upon payment in full and discharge of all Notes outstanding under the Indenture and all Obligations that are outstanding, due and payable under the Indenture at the time the Notes are paid in full and discharged; or
(4)in whole or in part, with the consent of the holders of the requisite percentage of Notes as provided in the Indenture.
(b)Release of Liens in Respect of any Series of Collateral Trust Parity Lien Debt other than the Notes. In addition to any release pursuant to Section 4.1 hereof, as to any Series of Collateral Trust Parity Lien Debt other than the Notes, the Collateral Trustee's Parity Lien will no longer secure such Series of Collateral Trust Parity Lien Debt if either (1) the requirements of a Discharge of Collateral Trust Parity Lien Obligations are satisfied with respect to such Series of Collateral Trust Parity Lien Debt or (2) the applicable provisions of the Secured Debt Documents relating to such Series otherwise so provide.
(c)Release of Liens in Respect of any Series of Junior Lien Debt. In addition to any release pursuant to Section 4.1 hereof, as to any Series of Junior Lien Debt, the Collateral Trustee's Junior Lien will no longer secure such Series of Junior Lien Debt if either (1) such Junior Lien Debt has been paid in full in cash, all commitments to extent credit in respect of such Series of Junior Lien Debt have been terminated and all other Junior Lien Obligations related thereto that are outstanding and unpaid at the time such Series of Junior Lien Debt is paid are also paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time) or (2) the applicable provisions of the Secured Debt Documents relating to such Series otherwise so provide.
(d)Applicability of Section 4.1(b). For the avoidance of doubt, the provisions of Section 4.1(b) also apply to any releases referred to in this Section 4.4.

ARTICLE 5
Immunities of the CREDIT AGREEMENT COLLATERAL AGENT AND THE Collateral Trustee
Section 5.1    No Implied Duty
. The Credit Agreement Collateral Agent and Collateral Trustee will not have any fiduciary duties under any circumstance nor will they have responsibilities or obligations other than those expressly assumed by them in this Agreement and the other Security Documents to which they are a party. The Credit Agreement Collateral Agent and Collateral Trustee will not be required to take any action that is contrary to applicable law or any provision of this Agreement or the other Security Documents to which they are a party. No permissive right of the Collateral Trustee under this Agreement or in any of the Security Documents shall be construed as a duty of the Collateral Trustee, and the Collateral Trustee shall not be liable for any action taken or omitted to be taken in good faith and reasonably believed by it to be within its discretion or power conferred upon it by the Security Documents.
Section 5.2    Appointment of Agents and Advisors

. The Credit Agreement Collateral Agent and Collateral Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisors selected by them in good faith as they may reasonably require and will not be responsible for any misconduct or negligence on the part of any of them.
Section 5.3    Other Agreements
. The Collateral Trustee has accepted its appointment as Collateral Trustee hereunder and is bound by the Collateral Trust Security Documents  executed by the Collateral Trustee as of the date of this Agreement and, as directed either by the express provisions of this Agreement or any Collateral Trust Security Document or by an Act of Required Collateral Trust Holders, the Collateral Trustee shall execute additional Security Documents delivered to it after the date of this Agreement; provided, however, that such additional Collateral Trust Security Documents do not adversely affect the rights, privileges, benefits and immunities of the Collateral Trustee without its consent.  The Collateral Trustee will not otherwise be bound by, or be held obligated by, the provisions of any credit agreement, indenture or other agreement governing Secured Debt (other than this Agreement and the other Collateral Trust Security Documents to which it is a party).
Section 5.4    Solicitation of Instructions
.
(a)Except with respect to any action with respect to which an Officer's Certificate has been delivered to the Collateral Trustee in accordance with the express provisions of this Agreement, the Collateral Trustee may at any time solicit written confirmatory instructions, in the form of an Act of Required Collateral Trust Holders, an Officer's Certificate or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or the other Collateral Trust Security Documents.
(b)No written direction given to the Collateral Trustee by an Act of Required Collateral Trust Holders that in the sole judgment of the Collateral Trustee imposes, purports to impose or might reasonably be expected to impose upon the Collateral Trustee any obligation or liability not set forth in or arising under this Agreement and the other Collateral Trust Security Documents will be binding upon the Collateral Trustee unless the Collateral Trustee elects, at its sole option, to accept such direction.

Section 5.5    Limitation of Liability
. The Credit Agreement Collateral Agent and Collateral Trustee will not be responsible or liable for any action taken or omitted to be taken by them hereunder or under any other Security Document, except for their own gross negligence or willful misconduct as determined by a court of competent jurisdiction.
Section 5.6    Documents in Satisfactory Form
. The Collateral Trustee will be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form and with substantive provisions reasonably satisfactory to it.
Section 5.7    Entitled to Rely
. The Credit Agreement Collateral Agent and Collateral Trustee may seek and rely upon, and shall be fully protected in relying upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by them in good faith and upon any certification, instruction, notice or other writing delivered to them by any Pledgor in compliance with the provisions of this Agreement or delivered to them by any Secured Debt Representative as to the Secured

Parties for whom they act, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Credit Agreement Collateral Agent and Collateral Trustee may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature reasonably believed by them to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other Security Documents has been duly authorized to do so. To the extent an Officer's Certificate or opinion of counsel is required or permitted under this Agreement to be delivered to the Credit Agreement Collateral Agent and the Collateral Trustee in respect of any matter, the Credit Agreement Collateral Agent and the Collateral Trustee may rely conclusively on such Officer's Certificate or opinion of counsel as to such matter and such Officer's Certificate or opinion of counsel shall be full warranty and protection to the Credit Agreement Collateral Agent and the Collateral Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement and the other Security Documents.
Section 5.8    Secured Debt Default
. The Credit Agreement Collateral Agent or the Collateral Trustee, as applicable, will not be required to inquire as to the occurrence or absence of any Secured Debt Default, or any event that, with the passage of time or the giving of notice or both, would be a Secured Debt Default, and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Secured Debt Default unless and until, in the case of the Collateral Trustee, it is directed by an Act of Required Collateral Trust Holders and, in the case of the Credit Agreement Collateral Agent, it is directed by the Required Credit Agreement Lenders.
Section 5.9    Actions by Collateral Trustee
. As to any matter not expressly provided for by this Agreement or the other Collateral Trust Security Documents, the Collateral Trustee will act or refrain from acting as directed by an Act of Required Collateral Trust Holders and will be fully protected if it does so, and any action taken, suffered or omitted pursuant to hereto or thereto shall be binding on the Collateral Trust Secured Parties.
Section 5.10    Security or Indemnity
. The Collateral Trustee will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder or to follow any direction by an Act of Required Collateral Trust Holders unless the Collateral Trust Secured Parties comprising the holders necessary to direct the Collateral Trustee through an Act of Required Collateral Trust Holders have provided the Collateral Trustee with security or indemnity satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action.
Section 5.11    Rights of the Collateral Trustee
. In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Collateral Trust Security Document, the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other Security Document. In the event there is any bona fide, good faith disagreement between the other parties to this Agreement or any of the other Collateral Trust Security Documents resulting in adverse claims being made in connection with Collateral held by the Collateral Trustee and the terms of this Agreement or any of the other Collateral Trust Security Documents do not unambiguously mandate the action the Collateral Trustee is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Trustee is in doubt as to what action it is required to take or not to take hereunder or under the other Collateral Trust Security Documents, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction.
Section 5.12    Limitations on Duty of Credit Agreement Collateral Agent and Collateral Trustee in Respect of Collateral
.
(a)Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Credit Agreement Collateral Agent or the Collateral Trustee, as applicable, will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Credit Agreement Collateral Agent or Collateral Trustee, as applicable will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral, which shall be at all times the obligation of the Pledgors. Notwithstanding the foregoing, (x) the Collateral Trustee will authorize the Pledgors to file and record UCC-3 continuation statements and amendments, and will execute and deliver such other documents and instruments, (1) that the Borrower certifies in an Officer's Certificate are reasonably necessary or advisable to preserve, protect or perfect the security interests granted to the Collateral Trustee (subject to the priorities set forth herein) or (2) if it shall receive a specific written request from any Collateral Trust Representative to authorize such continuation or amendment statements or execute such other specific document or instrument and (y) the Credit Agreement Collateral Agent shall otherwise comply with the provisions of the Credit Agreement Security Documents. The Collateral Trustee shall deliver to each other Collateral Trust Representative and the Borrower a copy of any such written request. The Credit Agreement Collateral Agent or the Collateral Trustee, as applicable will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Credit Agreement Collateral Agent or Collateral Trustee, as applicable will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Credit Agreement Collateral Agent and Collateral Trustee, as applicable, in good faith.
(b)Except as provided in Section 5.12(a), the Credit Agreement Collateral Agent or Collateral Trustee, as applicable, will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any Pledgor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Credit Agreement Collateral Agent or Collateral Trustee, as applicable, hereby disclaims any representation or warranty to the current and future Secured Parties concerning the perfection of the security interests granted to it or in the value of any Collateral.

Section 5.13    Assumption of Rights, Not Assumption of Duties
. Notwithstanding anything to the contrary contained herein:
(a)each of the Pledgors thereto will remain liable under each of the Security Documents (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not been executed;

(b)the exercise by the Applicable Controlling Agent of any of its rights, remedies or powers hereunder will not release such parties from any of their respective duties or obligations under the other Security Documents;
(c)the Credit Agreement Collateral Agent will not be obligated to perform any of the obligations or duties of any of the parties to the Parity Lien Security Documents other than the obligations and duties of the Credit Agreement Collateral Agent set forth therein; and
(d)the Collateral Trustee will not be obligated to perform any of the obligations or duties of any of the parties to the Collateral Trust Security Documents other than the obligations and duties of the Collateral Trustee set forth therein.

Section 5.14    No Liability for Clean Up of Hazardous Materials
. In the event that the Credit Agreement Collateral Agent or Collateral Trustee, as applicable is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Credit Agreement Collateral Agent or Collateral Trustee's, as applicable, sole discretion may cause the Credit Agreement Collateral Agent or Collateral Trustee to be considered an “owner or operator” under any environmental laws or otherwise cause the Credit Agreement Collateral Agent or Collateral Trustee to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Credit Agreement Collateral Agent or Collateral Trustee reserves the right, instead of taking such action, either to resign as Credit Agreement Collateral Agent or Collateral Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Credit Agreement Collateral Agent or Collateral Trustee will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Credit Agreement Collateral Agent or Collateral Trustee's actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

ARTICLE 6.
Resignation and Removal of the Collateral Trustee
Section 6.1    Resignation or Removal of Collateral Trustee
. Subject to the appointment of a successor Collateral Trustee as provided in Section 6.2 and the acceptance of such appointment by the successor Collateral Trustee:
(a)the Collateral Trustee may resign at any time by giving not less than 30 days' notice of resignation to each Secured Debt Representative and the Borrower, provided that such notice period may be waived by each Secured Debt Representative and the Borrower; and
(b)the Collateral Trustee may be removed at any time, with or without cause, by an Act of Required Collateral Trust Holders.

Section 6.2    Appointment of Successor Collateral Trustee
. Upon any such resignation or removal, a successor Collateral Trustee may be appointed by an Act of Required Collateral Trust Holders subject to the consent of the Borrower (not to be unreasonably withheld or delayed). If no successor Collateral Trustee has been so appointed and accepted such appointment within 30 days after the predecessor Collateral Trustee gave notice of resignation or was removed, the retiring Collateral Trustee may (at the expense of the Borrower), at its option, appoint a successor Collateral Trustee, or petition a court of competent jurisdiction for appointment of a successor Collateral Trustee, which must be a bank or trust company:
(1)authorized to exercise corporate trust powers;

(2)having a combined capital and surplus of at least $100,000,000;
(3)that is not the Borrower or an Affiliate of the Borrower;
(4)maintaining an office in New York, New York; and
(5)that complies with Section 3.1(d).
(6)The Collateral Trustee will fulfill its obligations hereunder until a successor Collateral Trustee meeting the requirements of this Section 6.2 has accepted its appointment as Collateral Trustee and the provisions of Section 6.3 have been satisfied. The retiring Collateral Trustee shall have no responsibility or liability for any action or inaction of a successor Collateral Trustee.
Section 6.3    Succession
. When the Person so appointed as successor Collateral Trustee accepts such appointment:
(1)such Person will succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Trustee, and the predecessor Collateral Trustee will be discharged from its duties and obligations hereunder; and
(2)the predecessor Collateral Trustee will (at the expense of the Borrower) promptly transfer all Liens and collateral security and other property of the Trust Estates within its possession or control to the possession or control of the successor Collateral Trustee and will execute instruments and assignments as may be necessary or desirable or reasonably requested by the successor Collateral Trustee to transfer to the successor Collateral Trustee all Liens, interests, rights, powers and remedies of the predecessor Collateral Trustee in respect of the Collateral Trust Security Documents or the Trust Estates.
Thereafter the predecessor Collateral Trustee will remain entitled to enforce the immunities granted to it in Article 5 and the provisions of Sections 7.12 and 7.13.
Section 6.4    Merger, Conversion or Consolidation of Collateral Trustee
. Any Person into which the Collateral Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Trustee shall be a party, or any Person succeeding to the business of the Collateral Trustee, shall be the successor of the Collateral Trustee pursuant to Section 6.3, provided that (i) without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding, such Person satisfies the eligibility requirements specified in clauses (1) through (4) of Section 6.2 and (ii) prior to any such merger, conversion or consolidation, the Collateral Trustee will endeavor to notify the Borrower, each Parity Lien Representative and each Junior Lien Representative thereof in writing, provided that the Collateral Trustee shall have no liability as a result of any failure to give notice in accordance with this clause (ii) .
ARTICLE 7
MISCELLANEOUS PROVISIONS
Section 7.1    Amendment
.
(a)No amendment or supplement to the provisions of this Agreement or the ABL Intercreditor Agreement will be effective without the approval of the Applicable Controlling Agent and, in the event that the Discharge of Credit Agreement Obligations has occurred, the Collateral Trustee acting as directed by an Act of Required Collateral Trust Holders, and no amendment or supplement to the provisions of any Collateral Trust Security Document will be effective without the approval of the Collateral Trustee acting as directed by an Act of Collateral

Trust Holders, except that:
(1)any amendment or supplement that has the effect solely of:
(1)adding or maintaining Collateral, securing additional Collateral Trust Obligations that were otherwise permitted by the terms of any Collateral Trust Debt Documents to be secured by the Collateral or preserving, perfecting or establishing the Liens thereon or the rights of the Collateral Trustee therein; or
a.curing any ambiguity, omission, defect or inconsistency; or
(C)providing for the assumption of Borrower or any Guarantor's obligations under any Collateral Trust Debt Document in the case of a merger or consolidation or sale of all or substantially all of the assets of the Borrower or Guarantor to the extent not prohibited by the terms of the Indenture and the other Collateral Trust Debt Documents, as applicable;
will become effective when executed and delivered by (x) in the case of the Collateral Trust
Agreement or the ABL Intercreditor Agreement, the Borrower or any other applicable Guarantor party thereto, the Applicable Controlling Agent and the Collateral Trustee and (y) in the case of any Collateral Trust Security Documents, the Borrower or any other applicable Guarantor party thereto and the Collateral Trustee, in each case without the consent of or notice to any holder of Credit Agreement Obligations or Collateral Trust Obligations; and the Collateral Trustee agrees to execute and deliver a counterpart of any such amendment or supplement if the Borrower has delivered an Officer's Certificate to the Collateral Trustee certifying that such amendment or supplement is permitted pursuant to the foregoing provisions of this Agreement;
(2)no amendment or supplement that reduces, impairs or adversely affects the right of any Collateral Trust Secured Party:
(A)to vote its outstanding Collateral Trust Obligations as to any matter described as subject to an Act of Required Collateral Trust Holders or direction by the Required Junior Lien Debtholders (or amends the provision of this clause (2) or the definition of “Act of Required Collateral Trust Holders” or “Required Junior Lien Debtholders”);
(B)to share in the order of application described in Section 3.5(a), (b) and (c) in the proceeds of enforcement of or realization on any Collateral;
(C)to require that Liens securing Collateral Trust Obligations be released only as set forth in the provisions described in Section 4.1 or 4.4; or
(D)in any other respect, except to the extent that the Credit Agreement Obligations and the Collateral Trust Obligations are adversely affected in the same manner (after taking into account the relative relationship between the Junior Lien Obligations and the Parity Lien Obligations),
will become effective without the consent of the requisite percentage or number of holders of each Series of Collateral Trust Debt so affected under the applicable Collateral Trust Debt Document; and
(3)no amendment or supplement that imposes any obligation upon the Collateral Trustee or any Collateral Trust Representative or Applicable Controlling Agent or adversely affects the rights of the Collateral Trustee or any Collateral Trust Representative or Applicable Controlling Agent, respectively, each in its individual capacity as such will become effective without the consent of the Collateral Trustee or such Collateral Trust Representative or Applicable Controlling Agent, respectively.
(b)Notwithstanding Section 7.1(a) but subject to Sections 7.1(a)(2) and 7.1(a)(3):
(1)any mortgage or other Collateral Trust Security Document that secures Junior Lien Obligations (but not Parity Lien Obligations) may be amended or supplemented with the approval of the Collateral Trustee acting as directed in writing by the Required Junior Lien Debtholders, unless such amendment or supplement would not be permitted under the terms of this Agreement, the Applicable Credit Agreement or the other Parity Lien Documents;
(2)any amendment or waiver of, or any consent under, any provision of this Agreement or any other Collateral Trust Security Document that secures Parity Lien Obligations (except any such amendment, waiver or consent that releases Collateral with respect to which any consent of Junior Lien Representatives or holders of Junior Lien Obligations is required pursuant to this Agreement, which will be governed by the provisions set forth above) will apply automatically to any comparable provision of any comparable Junior Lien Document without the consent of or notice to any holder of Junior Lien Obligations and without any action by any holder of Junior Lien Obligations; and
(3)any amendment or waiver of, or any consent under, any provision of the Applicable Credit Agreement or any Parity Lien Security Documents securing Credit Agreement Obligations (except any such amendment, waiver or consent that releases Collateral with respect to which any consent of Collateral Trust Representatives or holders of Collateral Trust Obligations is required pursuant to this Agreement, which will be governed by the provisions set forth above) will apply automatically to any comparable provision of this Agreement or the Collateral Trust Security Documents without the consent of but with notice to the Collateral Trustee and without the consent of or notice to any holder of Collateral Trust Obligations and without any action by the Collateral Trustee or any holder of Collateral Trust Obligations.
In addition, notwithstanding Section 7.1(a), with respect to any Series of Collateral Trust Debt, the Borrower, the Guarantors and the Collateral Trustee may amend or supplement the Collateral Trust Security Documents and, after the Discharge of Credit Agreement Obligations, this Agreement and the ABL Intercreditor Agreement, in each case, without the consent of or notice to any holder of such Series of Collateral Trust Debt to make any change that does not adversely affect the legal rights thereunder of any holder of such Series of Collateral Trust Debt and, if an Act of Required Collateral Trust Holders is otherwise required pursuant to Section 7.1(a) for any such amendment or supplement referred to in this sentence, the principal amount of such Series of Collateral Trust Debt shall not be counted in either the numerator or the denominator for purposes of determining whether such Act of Required Collateral Trust Holders has been obtained.
(c)The Collateral Trustee will execute and deliver a counterpart of any amendment, waiver, supplement or consent referred to in Section 7.1(a) or (b) if the Borrower has delivered an Officer's Certificate to the Collateral Trustee certifying that such amendment, waiver, supplement or consent is permitted pursuant to the foregoing provisions of this Agreement.
(d)Notwithstanding anything to the contrary contained in this Agreement or any other Secured Debt Document, no amendment or supplement to any of Sections 3.3, 3.9, 4.1, 4.4 and 6.2 and Article 7 (and the definitions used therein and any references to such provisions) will be effective without the consent of the Borrower; provided, that only those amendments or supplements to Section 7.2 that will materially affect the Borrower will require its consent to any amendments or supplements thereto.

Section 7.2    Voting
. In connection with any matter under this Agreement requiring a vote of Collateral Trust Secured Parties, the holders of each Series of Collateral Trust Debt will cast their votes in accordance with the Collateral Trust Debt Documents governing such Series of Collateral Trust Debt. The amount of Collateral Trust Obligations to be voted by a Series of Collateral Trust Debt will equal (1) the aggregate outstanding principal amount of Collateral Trust Obligations held by such Series of Collateral Trust Debt

(including outstanding letters of credit whether or not then available or drawn), plus (2) other than in connection with an exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Indebtedness of such Series of Collateral Trust Debt. Following and in accordance with the outcome of the applicable vote under its Collateral Trust Debt Documents, the Collateral Trust Representative of each Series of Collateral Trust Debt will vote the total amount of Collateral Trust Obligations under that Series as a block in respect of any vote under this Agreement.
Section 7.3    Further Assurances
.
(a)Each Pledgor will, and will cause each Subsidiary that is a Guarantor to, execute and deliver, or cause to be executed and delivered, such documents, agreements and instruments, and will take or cause to be taken such further actions (including the delivery of supplemental schedules to the Collateral Trust Security Documents if required thereunder, the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and such other actions or deliveries of the type required by the equivalent provision of the Existing Credit Agreement, as applicable), which the Collateral Trustee may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the Security Documents and to ensure perfection and priority of the Liens created or intended to be created by Security Documents except to the extent contemplated hereby and thereby, all at the expense of the Pledgors.
(b)Subject to the other provisions of this Section 7.3, if any material assets (including any real property or improvements thereto or any interest therein) are acquired by any Pledgor after the Issue Date (other than assets constituting Collateral under the Collateral Trust Security Documents that become subject to the Lien held by the Collateral Trustee for the benefit of the Collateral Trust Secured Parties upon acquisition thereof), the Borrower will (if such assets were acquired outside the ordinary course of business) notify the Collateral Trustee thereof, who shall notify the Collateral Trust Representatives, and, if requested by the Collateral Trustee, the Borrower will cause such assets to be subjected to a Lien securing the Collateral Trust Obligations and will take, and cause Guarantors to take, such actions as shall be necessary or reasonably requested by the Collateral Trustee to grant and perfect such Liens, including actions described in Section 7.3(a), all at the expense of the Pledgors.
(c)Notwithstanding anything to the contrary in this Section 7.3, real property required to be mortgaged under this Section 7.3 shall be limited to real property located in the U.S. owned in fee by the Borrower or a Guarantor having a fair market value at the time of the acquisition thereof of $3.0 million or more (provided that the cost of perfecting such Lien is not unreasonable in relation to the benefits to the Collateral Trust Secured Parties of the security afforded thereby in the reasonable judgment of the Collateral Trustee or of the Credit Agreement Collateral Agent in respect of the equivalent provision in the Applicable Credit Agreement, in each case after consultation with the Borrower).
(d)Neither the Borrower nor any Guarantor shall be required to (i) include as collateral any Excluded Assets, (ii) perfect any Liens in any cash, deposit accounts or securities accounts to the extent perfection requires actions other than the filing of customary financing statements or (iii) perfect any Liens or take any other action with respect to any asset if the Credit Agreement Collateral Agent has agreed with the Borrower that the burden or cost of the equivalent of such action under the Credit Agreement is excessive in relation to the benefits to be obtained by such action. A Pledgor may elect, in its sole discretion, to cause assets that would otherwise constitute Excluded Assets to become Collateral and/or take any action referred to in the previous sentence but no such election shall require such Pledgor to continue to maintain any such election or action or take any other action referred to in this sentence.
(e)Upon the request of the Collateral Trustee, the Borrower and the other Guarantors will permit the Collateral Trustee or any of its agents or representatives, at reasonable times and intervals upon reasonable prior notice, to visit their offices and sites and inspect any of the Collateral and to discuss matters relating to the Collateral with their respective officers.
(f)Notwithstanding the foregoing, if after using commercially reasonable efforts such a security interest in an asset cannot be created or perfected because a third party consent has not been obtained or local law does not permit a security interest to more than one secured party, the Pledgors will not be required to create or perfect such security interest.

Section 7.4    Perfection by Possession or Control
.
(a)Solely for purposes of perfecting the Liens of the Collateral Trustee in any portion of the Senior Trust Estate or the Junior Trust Estate, as applicable, in the possession or control of the Credit Agreement Collateral Agent (or its agents or bailees) to secure the Credit Agreement Obligations, including, without limitation, any instruments, goods, negotiable documents, tangible chattel paper, certificated securities, securities accounts or money, the Credit Agreement Collateral Agent and the Credit Agreement Secured Parties hereby acknowledge that the Credit Agreement Collateral Agent also holds such property as gratuitous bailee for the benefit of the Collateral Trustee (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(d), 8-301(a)(2) and 9-313(c) of the UCC). Solely with respect to any deposit accounts under the control (within the meaning of Section 9-104 of the UCC) of the Credit Agreement Collateral Agent in its capacity as agent of the Credit Agreement Secured Parties, the Credit Agreement Collateral Agent agrees to also hold control over such deposit accounts as gratuitous agent for the benefit of the Collateral Trustee.
(b)Solely for purposes of perfecting the Liens of the Collateral Trustee in its capacity as agent of the Junior Lien Secured Parties and the Junior Lien Representatives in any portion of the Junior Trust Estate in the possession or control of the Collateral Trustee (or its agents or bailees) as part of the Senior Trust Estate including, without limitation, any instruments, goods, negotiable documents, tangible chattel paper, certificated securities, securities accounts or money, the Collateral Trustee and the Parity Lien Secured Parties hereby acknowledge that the Collateral Trustee also holds such property as gratuitous bailee for the benefit of the Junior Lien Secured Parties (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(d), 8-301(a)(2) and 9-313(c) of the UCC). Solely with respect to any deposit accounts under the control (within the meaning of Section 9-104 of the UCC) of the Collateral Trustee in its capacity as agent of the Parity Lien Secured Parties, the Collateral Trustee agrees to also hold control over such deposit accounts as gratuitous agent for the benefit of the Junior Lien Secured Parties.

Section 7.5    Separate Grants and Separate Classification
. Each of the parties and beneficiaries hereto acknowledges and agrees that:
(a)the grants of Liens to the Collateral Trustee for the benefit of the Collateral Trust Parity Lien Secured Parties and the grants of Liens to the Collateral Trustee for the benefit of the Junior Lien Secured Parties constitute two separate and distinct grants of Liens;
(b)because of, among other things, their differing rights in the Collateral, the Parity Lien Obligations are fundamentally different from the Junior Lien Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding; and
(c)the Credit Agreement Obligations must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding.
To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Parity Lien Secured Parties and the Junior Lien Secured Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that, all distributions shall be made as if there were separate classes of senior and junior secured claims against the Pledgors in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Junior Lien Secured Parties), the Parity Lien Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing (or that would be owing if there were such separate classes of senior and junior secured claims) in respect of post-petition interest, including any additional interest payable pursuant to the Parity Lien Documents, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding) before any distribution is made in respect of the claims held by the Junior Lien Secured Parties with respect to the Collateral, with the Junior Lien Secured Parties, hereby acknowledging and agreeing to turn over to the Applicable Controlling Agent, for itself and on behalf of the Parity Lien Secured Parties, Collateral or proceeds of Collateral otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Junior Lien Secured Parties. In addition, if it is held that the claims of the Credit Agreement Secured Parties and the Collateral Trust Secured Parties in respect of the Collateral constitute only one secured claim, then each of the Credit Agreement Secured Parties and the Collateral Trust Secured Parties hereby acknowledges and agrees that all distributions shall made in accordance with this Agreement.
Section 7.6    ABL Intercreditor Agreement
.
(a)If any Pledgor enters into, or incurs any Priority Lien Debt in connection with a Future ABL Facility, the Credit Agreement Collateral Agent, the Collateral Trustee and each Parity Lien Representative hereby agrees to enter into the ABL Intercreditor Agreement with the Priority Lien Representative. All rights and obligations of all parties to this Agreement will be subject to the ABL Intercreditor Agreement and, in the event of any conflict between the provisions of this Agreement and the provisions of the ABL Intercreditor Agreement, the provisions of the ABL Intercreditor Agreement will control.
(b)The ABL Intercreditor Agreement will provide for the following priority of the Liens securing Credit Agreement Obligations and Collateral Trust Obligations, on the one hand, relative to the Liens securing the Priority Lien Obligations, on the other hand:
(1)the Liens on the Current Asset Collateral securing the Priority Lien Obligations will be senior to the Liens on the Current Asset Collateral securing the Collateral Trust Obligations and the Credit Agreement Obligations, and, consequently, the holders of Priority Lien Obligations will be entitled to receive the proceeds from the disposition of any Current Asset Collateral prior to the holders of any Collateral Trust Obligations or Credit Agreement Obligations;
(2)the Liens on the Fixed Asset Collateral securing the Collateral Trust Parity Lien Obligations and the Credit Agreement Obligations will be senior to the Liens on the Fixed Asset Collateral securing the Priority Lien Obligations, and, consequently, the holders of the Collateral Trust Parity Lien Obligations and the Credit Agreement Obligations will be entitled to receive the proceeds from the disposition of any Fixed Asset Collateral prior to the holders of any Priority Lien Obligations; and
(3)the Liens on the Fixed Asset Collateral securing the Priority Lien Obligations will be senior to the Liens on the Fixed Asset Collateral securing the Junior Lien Obligations, and, consequently, the holders of Priority Lien Obligations will be entitled to receive the proceeds from the disposition of any Fixed Asset Collateral prior to the holders of any Junior Lien Obligations.
(c)During any insolvency proceedings, the ABL Intercreditor Agreement will be enforceable (to the extent allowed under any applicable insolvency law) and the Applicable Controlling Agent and the agents for any Priority Lien Obligations will have the rights to seek adequate protection in such proceedings in accordance with the relative priority of their security interests in the Current Asset Collateral and the Fixed Asset Collateral.
(d)The ABL Intercreditor Agreement will provide procedures for enforcing the Liens on the Current Asset Collateral and the Fixed Asset Collateral that are reasonably consistent with market terms of agreements governing comparable intercreditor arrangements at the time the ABL Intercreditor Agreement is entered into and are consistent with this Section 7.6. Pursuant to the terms of the ABL Intercreditor Agreement, the agents for any Priority Lien Obligations will determine the time and method by which the security interest in the Current Asset Collateral will be enforced.
(e)The terms and provisions of the ABL Intercreditor Agreement will be consistent with the foregoing as determined by the Borrower in good faith and certified to the Collateral Trustee in an Officer's Certificate, as the same may be modified in accordance with provisions of the definition of ABL Intercreditor Agreement herein.
(f)Upon execution by the Collateral Trustee and the Credit Agreement Collateral Agent, the ABL Intercreditor Agreement shall be binding on the Secured Debt Representatives and the other Secured Parties and each Secured Debt Representative, on behalf of the applicable Secured Parties, hereby directs the Collateral Trustee and the Credit Agreement Collateral Agent to take all actions required of it pursuant to the ABL Intercreditor Agreement.

Section 7.7    Successors and Assigns
.
(a)Except as provided in Section 5.2, the Collateral Trustee may not, in its capacity as such, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Collateral Trustee hereunder will inure to the sole and exclusive benefit of each Collateral Trust Representative and each present and future holder of Collateral Trust Obligations, each of whom will be entitled to enforce the rights and obligations of the Collateral Trustee under this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns, except that the Pledgors will also be entitled to enforce the obligations of the Collateral Trustee and the Secured Debt Representatives, as applicable, hereunder with respect to Sections 3.3, 3.9, 4.1, 4.4 and 6.2 and Article 7; provided, that the Pledgors will only be entitled to enforce those rights and obligations of the Collateral Trustee and the Secured Debt Representatives under Section 7.2 if the failure to enforce such rights and obligations would have an adverse effect on the interests of the Pledgors.
(b)Neither the Borrower nor any other Guarantor may delegate any of its duties or assign any of its rights hereunder except to the extent permitted by the Secured Debt Documents, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Borrower and the other Guarantors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the Applicable Controlling Agent, for the benefit of, as applicable, each Secured Debt Representative and each present and future holder of Secured Obligations, each of whom is a third party beneficiary hereof, and all of their respective successors and assigns, and each Secured Debt Representative will be entitled to enforce this Agreement in such capacity.

Section 7.8    Delay and Waiver

. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Security Documents will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.
Section 7.9    Notices
. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to the Collateral Trustee:	Wells Fargo Bank, National Association
45 Broadway, 14th Floor
New York, New York 10006
Attention: Corporate Trust Services-Administration for Harland Clarke Holdings Corp.
Telephone: (212)515-5244
Fax: (212) 515-1589

If to the Borrower or any other
Guarantor:
10931 Laureate Drive
San Antonio, TX 78249
Attention: Chief Financial Officer
Telephone No: (210) 697-1208
Facsimile No: (210) 558-5254
Email: peter.fera@harlandclarke.com
With a copy to:
M&F Worldwide Corp.
35 East 62nd Street
New York, NY 10065
Attention: Barry F. Schwartz
Telephone No: (212) 572-5170
Facsimile No: (212) 572-5056
Email: bschwartz@mafgrp.com
If to the Credit Agreement
Collateral Agent:
Credit Suisse
Eleven Madison Avenue
New York, NY 10010
Primary Contact: Kellyn McLamb
Telephone No: (919) 994-6373
Facsimile No: (212) 322-2291
Email: ___________________
Secondary Contact: Sarah Ragle
Telephone No: (919) 994-6289

Facsimile No: (212) 322-2291

If to the Trustee:	Wells Fargo Bank, National Association
45 Broadway, 14th Floor
New York, New York 10006
Attention: Corporate Trust Services-Administration for Harland Clarke Holdings Corp.
Telephone: (212)515-5244
Fax: (212) 515-1589

Email: Martin.G.Reed@wellsfargo.com

and if to any other Secured Debt Representative, to such address as it may specify by written notice to the parties named above. Any party hereto may change its address for notices, instructions and other communications hereunder by notice to the other parties hereto.
All notices and communications will be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail, to the relevant address set forth above or, as to holders of Secured Debt, its address shown on the register kept by the office or agency where the relevant Secured Debt may be presented for registration of transfer or for exchange. Failure to mail a notice or communication to a holder of Secured Debt or any defect in it will not affect its sufficiency with respect to other holders of Secured Debt.
All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or (ii) sent by facsimile or electronic mail shall be deemed to have been given when sent and when receipt has been confirmed by telephone or upon receipt of electronic or facsimile confirmation of the recipient's receipt thereof, provided that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient.
Section 7.10    Notice Following Discharge of Parity Lien Obligations
. Promptly following the Discharge of Parity Lien Obligations with respect to one or more Series of Parity Lien Debt, each Parity Lien Representative with respect to each applicable Series of Parity Lien Debt that is so discharged will provide written notice of such discharge to the Collateral Trustee and to each other Secured Debt Representative and the Borrower.
Section 7.11    Entire Agreement
. This Agreement states the complete agreement of the parties relating to the undertaking of the Credit Agreement Collateral Agent and Collateral Trustee set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking. In the event of any conflict between the provisions of this Agreement and the provisions of any Collateral Trust Security Document, the provisions of this Agreement will control.
Section 7.12    Compensation; Expenses
. The Pledgors jointly and severally agree to pay, promptly upon demand:
(1)such compensation to the Collateral Trustee and its agents as the Borrower and the Collateral Trustee may agree in writing from time to time;
(2)all reasonable documented out-of-pocket costs and expenses incurred by the Credit Agreement Collateral Agent, the Collateral Trustee and their agents, including the reasonable fees and expenses of their legal counsel, in the preparation, execution, delivery, filing, recordation, administration or enforcement of this Agreement or any other Security

Document or any consent, amendment, waiver or other modification relating hereto or thereto or the exercise of rights or performance of obligations by the Credit Agreement Collateral Agent and the Collateral Trustee thereunder;
(3)all reasonable documented out-of-pocket costs and expenses incurred by the Credit Agreement Collateral Agent and Collateral Trustee in creating and their agents', perfecting, preserving, releasing or enforcing the Collateral Trustee's Liens on the Collateral, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, and title insurance premiums; and
(4)after the occurrence and during the continuance of any Secured Debt Default, all reasonable out-of-pocket costs and expenses incurred by the Credit Agreement Collateral Agent or the Collateral Trustee, as applicable, their agents, and any Secured Debt Representative in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Security Documents or any interest, right, power or remedy of the Credit Agreement Collateral Agent or the Collateral Trustee, as applicable, or in connection with the collection or enforcement of any of the Secured Obligations or the proof, protection, administration or resolution of any claim based upon the Secured Obligations in any Insolvency or Liquidation Proceeding, including all reasonable fees and disbursements of attorneys engaged by the Credit Agreement Collateral Agent or the Collateral Trustee, their agents, or the Secured Debt Representatives (provided that the Pledgors shall not be obligated to pay for more than one law firm retained by any of the foregoing as a single group in each relevant jurisdiction, except in the case of an actual or reasonably likely conflict of interest).
The agreements in this Section 7.12 will survive repayment of all other Secured Obligations and the removal or resignation of the Collateral Trustee.
Section 7.13    Indemnity
.
(a)The Pledgors jointly and severally agree to indemnify and hold harmless the Credit Agreement Collateral Agent, the Collateral Trustee, each Secured Debt Representative, each holder of Secured Obligations and each of their respective Affiliates and each and all of the directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an “Indemnitee”) from and against any and all Indemnified Liabilities; provided, no Indemnitee will be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability (i) is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or any related Indemnitee or (ii) arises from a material breach of the obligations of such Indemnitee or any related Indemnitee under this Agreement or any of the other Secured Debt Documents.
(b)All amounts due under this Section 7.13 will be payable promptly after written demand therefor.
(c)To the extent that the undertakings to indemnify and hold harmless set forth in Section 7.13(a) may be unenforceable in whole or in part because they violate any law or public policy, each of the Pledgors will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.
(d)To the extent permitted by applicable law, no party to this Agreement shall assert, and each hereby waives, any claim against any other party hereto or any related person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages)

arising out of, in connection with, or as a result of, this Agreement.
(e)The agreements in this Section 7.13 will survive repayment of all other Secured Obligations and the removal or resignation of the Collateral Trustee.

Section 7.14    Severability
. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.
Section 7.15    Headings
. Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.
Section 7.16    Obligations Secured
. All obligations of the Pledgors set forth in or arising under this Agreement will be Secured Obligations and are secured by all Liens granted by the Security Documents.
Section 7.17    Governing Law
. THIS AGREEMENT AND ANY CLAIM OR CONTROVERSY RELATING TO THE SUBJECT MATTER HEREOF, WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE, SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
Section 7.18    Consent to Jurisdiction
. All judicial proceedings brought against any party hereto arising out of or relating to this Agreement or any of the other Collateral Trust Security Documents may be brought in any state or federal court of competent jurisdiction in the State, County and City of New York. By executing and delivering this Agreement, each Pledgor, for itself and in connection with its properties, irrevocably:
(1)accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts;
(2)waives any defense of forum non conveniens;
(3)agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with Section 7.9;
(4)agrees that service as provided in clause (3) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect; and
(5)agrees that each party hereto retains the right to serve process in any other manner permitted by law or to bring proceedings against any party in the courts of any other jurisdiction.
Section 7.19    Waiver of Jury Trial
. Each party to this Agreement waives its rights to a jury trial of any claim or cause of action based upon or arising under this Agreement or any of the other Collateral Trust Security Documents or any dealings between them relating to the subject matter of this Agreement or the intents and purposes of the other Collateral Trust Security Documents. The scope of this waiver is intended to be all-

encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement and the other Collateral Trust Security Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party to this Agreement acknowledges that this waiver is a material inducement to enter into a business relationship, that each party hereto has already relied on this waiver in entering into this Agreement, and that each party hereto will continue to rely on this waiver in its related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing (other than by a mutual written waiver specifically referring to this Section 7.19 and executed by each of the parties hereto), and this waiver will apply to any subsequent amendments, renewals, supplements or modifications of or to this Agreement or any of the other Collateral Trust Security Documents or to any other documents or agreements relating thereto. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.
Section 7.20    Counterparts, Electronic Signatures
. This Agreement may be executed in any number of counterparts (including by facsimile or electronic transmission), each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument. The parties hereto may sign this Agreement and any Collateral Trust Joinder and transmit the executed copy by electronic means, including facsimile or noneditable *.pdf files. The electronic copy of the executed Agreement and any Collateral Trust Joinder is and shall be deemed an original signature.
Section 7.21    Effectiveness
. This Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto and when each party shall have received counterparts hereof, which when taken together bear the signatures of each of the other parties hereto.
Section 7.22    Guarantors and Additional Guarantors
. The Borrower represents and warrants that each Person who is a Guarantor on the date hereof has duly executed this Agreement. The Borrower will cause each Person that hereafter becomes a Guarantor or is required by any Secured Debt Document to become a party to this Agreement to become a party to this Agreement, for all purposes of this Agreement, by causing such Person to execute and deliver to the Collateral Trustee a Collateral Trust Joinder as promptly thereafter as reasonably practical, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. The Borrower shall promptly provide each Secured Debt Representative with a copy of each Collateral Trust Joinder executed and delivered pursuant to this Section 7.22; provided, however, that the failure to so deliver a copy of the Collateral Trust Joinder to any then existing Secured Debt Representative shall not affect the inclusion of such Person as a Guarantor if the other requirements of this Section 7.22 are complied with.
Section 7.23    Continuing Nature of this Agreement
. This Agreement, including the subordination provisions hereof, will be reinstated if at any time any payment or distribution in respect of any of the Parity Lien Obligations is rescinded or must otherwise be returned in an Insolvency or Liquidation Proceeding or otherwise by any holder of Parity Lien Obligations or Parity Lien Representative or any representative of any such party (whether by demand, settlement, litigation or otherwise). In the event that all or any part of a payment or distribution made with respect to the Parity Lien Obligations is recovered from any holder of Parity Lien Obligations or any Parity Lien Representative in an Insolvency or Liquidation Proceeding or otherwise, such payment or distribution received by any holder of Junior Lien Obligations or Junior Lien Representative with respect to the Junior Lien Obligations from the proceeds of any Collateral or any title insurance policy required by any real property mortgage at any time after the date of the payment or distribution that is so recovered, whether pursuant to a right of subrogation or otherwise, that Junior Lien Representative or that holder of a Junior Lien Obligation, as the case may be, will forthwith deliver the same to the Collateral Trustee, for the account of the Parity Lien Secured Parties to be applied in accordance with Section 3.5. Until so delivered, such proceeds will be held by that Junior Lien Representative or that holder of a Junior Lien Obligation, as the case may be, for the benefit of the Parity Lien Secured Parties.
Section 7.24    Insolvency
. This Agreement will be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding by or against any Pledgor. The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency or Liquidation Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.
Section 7.25    Rights and Immunities of Secured Debt Representatives
. The Credit Agreement Collateral Agent will be entitled to all of the rights, protections, immunities and indemnities set forth in the Applicable Credit Agreement, the Trustee will be entitled to all of the rights, protections, immunities and indemnities set forth in the Indenture and any future Secured Debt Representative will be entitled to all of the rights, protections, immunities and indemnities set forth in the credit agreement, indenture or other agreement governing the applicable Secured Debt with respect to which such Person will act as representative, in each case as if specifically set forth herein. In no event will any Secured Debt Representative be liable for any act or omission on the part of the Pledgors or the Collateral Trustee hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Agreement to be executed by their respective officers or representatives as of the day and year first above written.
Harland Clarke Holdings Corp., as Borrower and Guarantor
By: /s/ Peter A. Fera, Jr.
Name: Peter A. Fera, Jr.
Title: Executive Vice President and Chief
Financial Officer
Harland Clarke Corp., as Guarantor
By: /s/ Peter A. Fera, Jr.
Name: Peter A. Fera, Jr.
Title: Executive Vice President and Chief

Financial Officer
Harland Financial Solutions, Inc., as Guarantor
By: /s/ Peter A. Fera, Jr.
Name: Peter A. Fera, Jr.
Title: Executive Vice President and Chief
Financial Officer
Scantron Corporation, as Guarantor
By: /s/ Peter A. Fera, Jr.
Name: Peter A. Fera, Jr.
Title: Executive Vice President and Chief
Financial Officer

Checks in the Mail, Inc., as Guarantor
By: /s/ Peter A. Fera, Jr.
Name: Peter A. Fera, Jr.
Title: Executive Vice President and Chief
Financial Officer
New Faneuil, Inc., as Guarantor
By: /s/ Michael C. Borofsky

Name: Michael C. Borofsky
Title: Senior Vice President and Secretary
Faneuil, Inc., as Guarantor
By: /s/ Michael C. Borofsky
Name: Michael C. Borofsky
Title: Senior Vice President and Secretary
Faneuil Virginia LLC, as Guarantor
By: /s/ Michael C. Borofsky
Name: Michael C. Borofsky
Title: Senior Vice President and Secretary
Faneuil Toll Operations LLC, as Guarantor
By: /s/ Michael C. Borofsky
Name: Michael C. Borofsky
Title: Senior Vice President and Secretary
Original Research II LLC, as Guarantor
By: /s/ Michael C. Borofsky
Name: Michael C. Borofsky
Title: Senior Vice President and Secretary
Harland Financial Solutions India, LLC, as Guarantor
By: /s/ Peter A. Fera, Jr.
Name: Peter A. Fera, Jr.

Title: Executive Vice President and Chief
Financial Officer
HFS Research & Development, Inc., as Guarantor
By: /s/ Peter A. Fera, Jr.
Name: Peter A. Fera, Jr.
Title: Executive Vice President and Chief
Financial Officer
HFS Scantron Holdings Corp., as Guarantor
By: /s/ Peter A. Fera, Jr.
Name: Peter A. Fera, Jr.
Title: Executive Vice President and Chief
Financial Officer
John H. Harland Company of Puerto Rico, as Guarantor
By: /s/ Peter A. Fera, Jr.
Name: Peter A. Fera, Jr.
Title: Executive Vice President and Chief
Financial Officer

CREDIT SUISSE (AG), CAYMAN ISLANDS BRANCH,
as Credit Agreement Collateral Agent

By: /s/ Ari Bruger
Name: Ari Bruger
Title: Vice President
By: /s/ Patrick Freytag
Name: Patrick Freytag
Title: Associate
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee under the Indenture
By: /s/ Yana Klelenko
Name: Yana Klelenko
Title: Vice President
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Trustee
By: /s/ Yana Klelenko
Name: Yana Klelenko
Title: Vice President

[EXHIBIT A to Collateral Trust Agreement]
[FORM OF]
ADDITIONAL SECURED DEBT DESIGNATION
Reference is made to the Collateral Trust Agreement dated as of July___, 2012 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among Harland Clarke Holdings Corp., (f/k/a/ Clarke American Corp.) (the “Borrower”), the Guarantors from time to time party thereto, Credit Suisse (AG), Cayman Islands Branch, as Credit Agreement Collateral Agent (as defined in the Collateral Trust Agreement), Wells Fargo Bank, National Association, as Trustee under the Indenture (as defined therein), and Wells Fargo Bank, National Association, as Collateral Trustee. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Trust Agreement. This Additional Secured Debt Designation is being executed and delivered in order to designate additional secured debt as either Parity Lien Debt or Junior Lien Debt entitled to the benefit of the Collateral Trust Agreement.
The Borrower, through the undersigned, the duly appointed [specify title] of the Borrower, hereby certifies on behalf of the Borrower that:
(A)[insert name of the Borrower or other Guarantor] intends to incur additional Secured Debt (“Additional Secured Debt”) which will be [select appropriate alternative, and if Credit Agreement Debt, designates it as such] [Credit Agreement Debt or Collateral Trust Parity Lien Debt not prohibited by any Secured Debt Document to be incurred and secured by a Parity Lien equally and ratably (subject to Section 3.9(d) of the Collateral Trust Agreement) with all previously existing and future Parity Lien Debt] or [Junior Lien Debt not prohibited by any Secured Debt Document to be incurred and secured with a Junior Lien equally and ratably with all previously existing and future Junior Lien Debt];
(B)the name and address of the Secured Debt Representative for the Additional Secured Debt for purposes of the Collateral Trust Agreement including Section 7.9 is:
_____________________________
_____________________________
Telephone: ___________________
Fax:     _______________________
Email: ________________
(C)Each of the Borrower and each other Guarantor has duly authorized all relevant filings and recordations with regard to Collateral to ensure that the Additional Secured Debt is secured by the Collateral in accordance with the Security Documents; such material filings and recordations that are contemplated by the Borrower in respect of the Additional Secured Debt as of the date hereof are described on Exhibit 1 hereto;
(D)Attached as Exhibit 2 hereto is a Reaffirmation Agreement duly executed by the Borrower and each other Guarantor, and
(E)the Borrower has caused a copy of this Additional Secured Debt Designation and the related Collateral Trust Joinder to be delivered to each existing

Secured Debt Representative.
IN WITNESS WHEREOF, the Borrower has caused this Additional Secured Debt Designation to be duly executed by the undersigned officer as of ___________________, 20____.
[insert name of borrower]
By
Name:
Title:
Acknowledgement of Receipt
The undersigned, the Collateral Trustee under the Collateral Trust Agreement, hereby acknowledges receipt of an executed copy of this Additional Secured Debt Designation.
[insert name of Collateral Trustee]
By
Name:
Title:

EXHIBIT 1 TO ADDITIONAL SECURED DEBT DESIGNATION
[FORM OF]
REAFFIRMATION AGREEMENT
Reference is made to the Collateral Trust Agreement dated as of July ___, 2012 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among Harland Clarke Holdings Corp., (f/k/a/ Clarke American Corp.) (the “Borrower”), the Guarantors from time to time party thereto, Credit Suisse (AG), Cayman Islands Branch, as Credit Agreement Collateral Agent (as defined in the Collateral Trust Agreement), Wells Fargo Bank, National Association, as Trustee under the Indenture (as defined therein) and Wells Fargo Bank, National Association, as Collateral Trustee. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Trust Agreement. This Reaffirmation Agreement is being executed and delivered as of ____, 20__ in connection with an Additional Secured Debt Designation of even date herewith which Additional Secured Debt Designation has designated additional secured debt as either Parity Lien Debt or Junior Lien Debt (as described therein) entitled to the benefit of the Collateral Trust Agreement.
Each of the undersigned hereby consents to the designation of additional secured debt as [Parity/Junior] Lien Debt as set forth in the Additional Secured Debt Designation of even date herewith and hereby confirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the [Parity/Junior] Lien Documents to which it is party, and agrees that, notwithstanding the designation of such additional indebtedness or any of the transactions contemplated thereby, such guarantees, pledges, grants of security interests and other obligations, and the terms of each [Parity/Junior] Lien Document to which it is a party, are not impaired or adversely affected in any manner whatsoever and shall continue to be in full force and effect and such additional secured debt shall be entitled to all of the benefits of such [Parity/Junior] Lien Documents.
Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Reaffirmation Agreement.
N WITNESS WHEREOF, each of the undersigned has caused this Reaffirmation Agreement to be duly executed as of the date written above.
[names of Pledgors]
By
Name:
Title:

[EXHIBIT B to Collateral Trust Agreement]
[FORM OF]
COLLATERAL TRUST JOINDER - ADDITIONAL SECURED DEBT
Reference is made to the Collateral Trust Agreement dated as of ___________, 2012 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among Harland Clarke Holdings Corp., (f/k/a/ Clarke American Corp.) (the “Borrower”), the Guarantors from time to time party thereto, Credit Suisse (AG), Cayman Islands Branch, as Credit Agreement Collateral Agent (as defined in the Collateral Trust Agreement), Wells Fargo Bank, National Association, as Trustee under the Indenture (as defined therein) and Wells Fargo Bank, National Association, as Collateral Trustee. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Trust Agreement. This Collateral Trust Joinder is being executed and delivered pursuant to Section 3.9 of the Collateral Trust Agreement as a condition precedent to the debt for which the undersigned is acting as agent being entitled to the benefits of being additional secured debt under the Collateral Trust Agreement.
1.     Joinder. The undersigned, _____________________, a _______________, (the “New Representative”) as [trustee, administrative agent] under that certain [described applicable indenture, credit agreement or other document governing the additional secured debt] hereby agrees to become party as [a Parity Lien Representative] [a Junior Lien Representative] under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.
2    Lien Sharing and Priority Confirmation.
[Option A: to be used if Additional Debt is Junior Lien Debt] The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of Junior Lien Debt for which the undersigned is acting as Junior Lien Representative hereby agrees, for the enforceable benefit of all holders of each current and future Series of Parity Lien Debt, Priority Lien Debt and Junior Lien Debt, each current and future Parity Lien Representative, each current and future Priority Lien Representative and each other current and future Junior Lien Representative and as a condition to being treated as Secured Debt under the Collateral Trust Agreement that:
(a)    all Junior Lien Obligations will be and are secured equally and ratably by all Junior Liens at any time granted by any Pledgor to secure any Obligations in respect of such Series of Junior Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Junior Lien Debt, and that all such Junior Liens will be enforceable by the Applicable Controlling Agent, subject to Section 7.6 of the Collateral Trust Agreement, for the benefit of all Junior Lien Secured Parties equally and ratably, except in each case to the extent provided in Section 2.4(e) of the Collateral Trust Agreement;
(b)    the New Representative and each holder of Obligations in respect of the Series of Junior Lien Debt for which the undersigned is acting as Junior Lien Representative are bound by the provisions of the Collateral Trust Agreement, and any ABL Intercreditor Agreement, including the provisions relating to the ranking of Junior Liens and the order of application of proceeds from the enforcement of Junior Liens; and
(c)    the Collateral Trustee and the Applicable Controlling Agent shall perform its obligations under the Collateral Trust Agreement, any ABL Intercreditor Agreement, and the other Collateral Trust Security Documents. [or]
[Option B: to be used if Additional Debt is Parity Lien Debt] [The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of Parity Lien Debt for which the undersigned is acting as Parity Lien Representative hereby agrees, for the enforceable benefit of all holders of each existing and future Series of Parity Lien Debt, Priority Lien Debt and Junior Lien Debt, each current and future Junior Lien Representative, each other existing and future Parity Lien Representative and each current and future Priority Lien Representative and as a condition to being treated as Secured Debt under the Collateral Trust Agreement that:
(a)    all Parity Lien Obligations will be and are secured equally and ratably by all Parity Liens at any time granted by any Pledgor to secure any Obligations in respect of such Series of Parity Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Parity Lien Debt, and that all such Parity Liens will be enforceable by the Applicable Controlling Agent, subject to Section 7.6 of the Collateral Trust Agreement, for the benefit of all Parity Lien Secured Parties equally and ratably, except in each case to the extent provided in Section 3.9(d);
(b)    the New Representative and each holder of Obligations in respect of the Series of Parity Lien Debt for which the undersigned is acting as Parity Lien Representative are bound by the provisions of the Collateral Trust Agreement and any ABL Intercreditor Agreement, including the provisions relating to the ranking of Parity Liens and the order of application of proceeds from the enforcement of Parity Liens; and
(c)    the Collateral Trustee and the Applicable Controlling Agent shall perform its obligations under the Collateral Trust Agreement, any ABL Intercreditor Agreement, and the other Parity Lien Security Documents.]
3.    Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Collateral Trust Joinder.
IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of ___________________, 20____.
[insert name of the new representative]
By
Name:
Title:
The Collateral Trustee hereby acknowledges receipt of this Collateral Trust Joinder and agrees to act as Collateral Trustee under the terms of the Collateral Trust Agreement for the New Representative and the holders of the Obligations represented thereby:
_______________, as Collateral Trustee
By
Name:
Title:

Title:

[EXHIBIT C to Collateral Trust Agreement]
[FORM OF]
COLLATERAL TRUST JOINDER - ADDITIONAL GUARANTOR
Reference is made to the Collateral Trust Agreement dated as of ___________, 2012 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among Harland Clarke Holdings Corp., (f/k/a/ Clarke American Corp.) (the “Borrower”), the Guarantors from time to time party thereto, Credit Suisse (AG), Cayman Islands Branch, as Credit Agreement Collateral Agent (as defined in the Collateral Trust Agreement), Wells Fargo Bank, National Association, as Trustee under the Indenture (as defined therein) and Wells Fargo Bank, National Association, as Collateral Trustee. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Trust Agreement. This Collateral Trust Joinder is being executed and delivered pursuant to Section 7.22 of the Collateral Trust Agreement.
1. Joinder. The undersigned, _____________________, a _______________, hereby agrees to become party as a Guarantor under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.
2. Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Collateral Trust Joinder.
IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of ___________________, 20____.
[___________________________________]
By
Name: